Exhibit 10.1

Execution Version

FIFTEENTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This FIFTEENTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of July 25, 2023, is entered into by and among the following parties:
(i)TRANSDIGM RECEIVABLES LLC, a Delaware limited liability company, as Seller;
(ii)TRANSDIGM INC., a Delaware corporation, as Servicer;
(iii)PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Purchaser Agent for its Purchaser Group and as Administrator (“PNC”); and
(iv)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a new Committed Purchaser and as Purchaser Agent for its Purchaser Group.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto and PNC Capital Markets LLC, as structuring agent, have entered into a Receivables Purchase Agreement, dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.    Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter in connection herewith (the “Amended Fee Letter”).
C.     The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Joinder of Purchasers; Rebalancing.
(a)Joinder. Effective as of the date hereof, (i) Wells Fargo hereby becomes a party to the Receivables Purchase Agreement as a Committed Purchaser thereunder with all the rights, interests, duties and obligations of a Committed Purchaser set forth therein, (ii) Wells Fargo shall constitute the sole member of a single new Purchaser Group, and (iii) Wells Fargo hereby becomes a party to the Receivables Purchase Agreement as a Purchaser Agent thereunder with all the rights, interests, duties and obligations of a Purchaser Agent set forth therein. In its capacity as a Committed Purchaser, Wells Fargo’s Commitment shall be the amount set forth on Schedule I to Exhibit A hereto.

(b)Rebalancing of Capital. On the date hereof, the Seller will repay a portion of the outstanding Capital in the amounts for each Purchaser specified in the flow of funds memorandum attached hereto as Exhibit B; provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to PNC on the next occurring Settlement Date. The Seller hereby requests that Wells Fargo fund an initial Purchase on the date hereof in an amount set forth in Exhibit B hereto. Such Purchase shall be funded by Wells Fargo on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs Wells Fargo to fund the foregoing Purchase by paying the proceeds thereof directly to PNC to the accounts and in the amounts specified in Exhibit B hereto to be applied as the foregoing repayment of PNC’s Capital (as applicable) on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from Wells Fargo for all purposes immediately upon receipt thereof by PNC. PNC shall notify Seller upon receipt of such proceeds from Wells Fargo.

(c)Consents. The parties hereto hereby consent to the joinder of Wells Fargo as a party to the Receivables Purchase Agreement on the terms set forth in clause (a) above, to the non-ratable repayment of PNC’s Capital on the terms set forth in clause (b) above and the foregoing non-ratable Purchase to be funded by Wells Fargo on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
(d)Credit Decision. Wells Fargo (i) confirms to PNC that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon PNC (in any capacity) or any of its Affiliates, based on such documents and information as Wells Fargo shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and any other Transaction Document. PNC makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of the Seller, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of the Seller, the Servicer, the Performance Guarantor or the Originators of any of their respective obligations under the Receivables Purchase Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
(e)Notice Addresses. Notices to Wells Fargo under the Transaction Documents should be sent to the address set forth below, or such other address designated by Wells Fargo from time to time in accordance with the Receivables Purchase Agreement:

If to Wells Fargo:
Address:    Wells Fargo Bank, N.A.
        1100 Abernathy Road, Suite 1600
        Atlanta, GA 30328
        Attention:    Chance Hausler
Telephone:    [***]
        Facsimile:    [***]
Email:    [***]; [***]

SECTION 2.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 3.Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 4.Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:
(a)The Administrator shall have received counterparts of this Amendment, duly executed by each of the parties hereto.
(b)The Administrator shall have received counterparts of the Amended Fee Letter duly executed by each of the parties thereto.

(c)The Administrator shall have received confirmation that the “Closing Fees” set forth in the Amended Fee Letter have been paid in accordance with the terms thereof.
(d)The Administrator shall have received such other agreements, documents, certificates, instruments and opinions listed on the closing memorandum attached as Exhibit C hereto.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
TRANSDIGM RECEIVABLES LLC,
as Seller

By: _/s/ Jessica L. Warren _______
Name: Jessica L. Warren
Title: Secretary

TRANSDIGM INC.,
as Initial Servicer

By: _/s/ Jessica L. Warren ______
Name: Jessica L. Warren
Title: General Counsel, Chief Compliance Officer and Secretary

    S-1    Fifteenth Amendment to the
        Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser, as a Purchaser Agent and as Administrator

By: /s/ Henry Chan ______________
Name: Henry Chan
Title: Senior Vice President

    S-2    Fifteenth Amendment to the
        Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Chance Hausler ________________
Name:    Chance Hausler
Title: Director
    S-3    Fifteenth Amendment to the
        Receivables Purchase Agreement

Exhibit A
[See Attached]
    Exhibit A

RECEIVABLES PURCHASE AGREEMENT
dated as of October 21, 2013
among
TRANSDIGM RECEIVABLES LLC,
as Seller,
TRANSDIGM INC.,
as Servicer,
PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser and a Purchaser Agent
THE VARIOUS OTHER PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

Section 1.12    Extension of Termination Date............................................    ~~16~~15

ARTICLE V THE AGENTS.......................................................................................    ~~31~~30

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(continued)

Section 5.10    Benchmark Replacement Notification.................................    ~~35~~34
Section 5.11    Erroneous Payment................................................................    35
Section 5.12    Conforming Changes Relating to the Term SOFR Rate or Daily Simple SOFR.............................................................    ~~38~~37
ARTICLE VI MISCELLANEOUS............................................................................    38
Section 6.1    Amendments, Etc.................................................................    38
Section 6.2    Notices, Etc.......................................................................    ~~39~~38

Section 6.12    Right of Setoff......................................................................    ~~45~~44
Section 6.13    Entire Agreement.................................................................    ~~45~~44
Section 6.14    Headings................................................................................    45
Section 6.15    Purchaser Groups’ Liabilities.................................................    45
Section 6.16    USA Patriot Act......................................................................    45

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(continued)
Page

Section 6.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions............................................................................    ~~46~~45
Section 6.18    Structuring Agent..................................................................    46
Section 6.19    Acknowledgement Regarding Any Supported QFCs.............    46

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(continued)
Page

EXHIBIT I        Definitions
EXHIBIT II    Conditions of Purchases
EXHIBIT III    Representations and Warranties
EXHIBIT IV    Covenants
EXHIBIT V    Termination Events
EXHIBIT VI    [Intentionally Omitted]
SCHEDULE I    Commitments
SCHEDULE II    Lock-Box Banks and Lock-Box Accounts
SCHEDULE III    [Intentionally Omitted]
SCHEDULE IV    Addresses for Notice
SCHEDULE V    Location of Records
ANNEX A    Form of Information Package
ANNEX B    Form of Purchase Notice
ANNEX C    Form of Assumption Agreement
ANNEX D    Form of Transfer Supplement
ANNEX E    Form of Paydown Notice
ANNEX F    Form of Compliance Certificate
ANNEX G-1    Form of Cash Release Report
ANNEX G-2    Form of Weekly Report

-iv-

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 21, 2013, among TRANSDIGM RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), TRANSDIGM INC., a Delaware corporation (together with its successors and permitted assigns, “TransDigm”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group, the various other Purchasers and Purchaser Agents (in each case, as defined herein) from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, as Administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).
PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits, Schedules and Annexes hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
The Seller desires to sell, transfer and assign an ownership interest in a pool of receivables, and the Purchasers desire to acquire such ownership interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1    Purchase Facility.
(a)    On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that (x) the Conduit Purchasers ratably (based on the aggregate Commitments of the Committed Purchasers in their respective Purchaser Groups) make purchases of and reinvestments in, or (y) only if there is not a Conduit Purchaser in the applicable Purchaser Group or if a Conduit Purchaser (i) denies a request to purchase, (ii) is a Declining Conduit Purchaser or (iii) is otherwise unable or unwilling to fund such purchase or reinvestment (and provides written notice of such to the Seller, the Servicer, the Administrator and its Purchaser Agent), the Committed Purchasers ratably (based on their respective Commitments) make purchases of and reinvestments in the Purchased Interest from the Seller (each such purchase or reinvestment is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase; provided, however, that the foregoing shall not be construed to limit any Committed Purchaser’s obligation hereunder to make any Purchase. Each Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in the Purchased Interest from the Seller from time to time from the Closing Date to (but excluding) the Facility Termination Date, based on the applicable Purchaser Group’s Group Commitment Percentage of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Committed Purchaser in a Purchaser Group, its Commitment Percentage of such Purchaser Group’s Group Commitment Percentage of such Purchase). Notwithstanding anything set forth in this Section 1.1(a) or otherwise herein to the contrary, under no circumstances shall any Purchaser make any purchase or reinvestment if, after giving effect to such Purchase:

(i)    any event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or an Unmatured Termination Event;
(ii)    the aggregate outstanding Capital of such Purchaser, when added to all other Capital of all other Purchasers in such Purchaser’s Purchaser Group, would exceed its Purchaser Group’s Group Commitment;
(iii)    the Aggregate Capital would exceed the Purchase Limit; or
(iv)    the Purchased Interest would exceed 100%.
(b)    The Seller may, upon at least 30 days’ written notice to the Administrator and each Purchaser Agent, terminate the purchase facility provided hereunder in whole or reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount that would cause the Aggregate Capital to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in either case, after giving effect to such reduction); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $75,000,000. In connection with each such reduction of the Purchase Limit, the Commitment of each Purchaser and the Group Commitment of each Purchaser Group shall automatically be ratably reduced by a proportionate amount. The Administrator shall advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(b); it being understood and agreed that no such termination of the purchase facility provided hereunder shall be effective unless and until (i) the Aggregate Capital is reduced to zero and (ii) all other amounts then owed to the Administrator, the Purchaser Agents and the Purchasers under the Transaction Documents have been paid in full.
Section 1.2    Making Purchases. (a) Each Purchase (other than a reinvestment contemplated under Section 1.4(b)(ii)) (a “Funded Purchase”) shall be made upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (which amount shall not be less than $1,000,000 (unless otherwise agreed by the Administrator) and shall be in integral multiples of $100,000 in excess thereof) with respect to each Purchaser Group in connection with such Funded Purchase, (B) the date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital resulting from such Funded Purchase.
(b)    Subject to the following paragraphs of this Section 1.2(b), on the requested Purchase Date specified in the applicable Purchase Notice for each Funded Purchase, each applicable Conduit Purchaser or Committed Purchaser, as the case may be in accordance with Section 1.1(a), shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at PNC Bank, National Association, account number [***], ABA#[***] (or such other account as may be designated in writing by the Seller to the Administrator and each Purchaser Agent) an amount equal to the portion of Capital to be funded by such Purchaser (as determined in accordance with Sections 1.1(a) and 1.2(a).

(c)    Effective on the date of each Purchase, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the Purchasers’ respective outstanding Capital at such time after giving effect to such Purchase) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(d)    To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Administrator, the Purchasers and the Purchaser Agents and their respective successors and permitted assigns), a security interest in all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) (A) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein and (B) the Cash Collateral Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Cash Collateral Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Second Tier Purchase and Sale Agreement and the First Tier Purchase and Sale Agreement (as assignee of TransDigm), (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements naming the Seller as debtor or seller and describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator (for the benefit of the Administrator, the Purchasers and the Purchaser Agents and their respective successors and permitted assigns) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator, the Purchasers and the Purchaser Agents, all the rights and remedies of a secured party under any applicable UCC. Except as otherwise permitted under this Agreement, the Administrator shall not release in writing any material portion of the Pool Assets from the security interest of the Administrator hereunder without the consent of the Majority Purchaser Agents.
(e)    Each Committed Purchaser’s obligations hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Funded Purchase hereunder, shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Funded Purchase.

Section 1.3    Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. On each Termination Day, the Purchased Interest shall be deemed to be 100%. The Purchased Interest shall become zero on the Final Payout Date.
Section 1.4    Settlement Procedures.
(a)    The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.
(b)    The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:
(i)    set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, an amount equal to the sum of (w) the Aggregate Discount accrued through such day for each Portion of Capital not previously set aside, (x) an amount equal to the Fees accrued and unpaid through such day, (y) an amount equal to the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside and (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person;
(ii)    subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of the Purchasers, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, be automatically reinvested, ratably according to each Purchaser’s Capital, in Pool Receivables and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if, after giving effect to any such reinvestment, (x) the Purchased Interest would exceed 100%, or (y) the Aggregate Capital would exceed the Purchase Limit then in effect, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the Administrator (for the benefit of the Purchasers) (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% or cause the Aggregate Capital not to exceed the Purchase Limit, as the case may be (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers) for distribution and application on the next Settlement Date in accordance with Section 1.4(d); provided, further, that (x) in the case of any Purchaser that is a Conduit Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent, the Administrator, and the Servicer that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii), and (y) in the case of any Purchaser that has delivered an Exiting Notice to the Administrator, the Seller and each Purchaser (such Purchaser, an “Exiting Purchaser”) then in either case set forth in subclauses (x) or (y), above, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below; it being understood and agreed that the foregoing shall not limit any obligation of any Committed Purchaser in a Declining Conduit Purchaser’s Purchaser Group to make purchases and reinvestments hereunder;
(iii)    if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of such Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Conduit Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); and
(iv)    release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) plus (x) the amounts that are required to be set aside pursuant to clause (i) above, pursuant to the proviso to clause (ii) above and pursuant to clause (iii) above, plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day.
(c)    On each Settlement Date, the Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into the account specified by each Purchaser Agent Collections held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to Section 1.4(b)(i) or 1.4(f) plus the amount of Collections then held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to Sections 1.4(b)(ii) and 1.4(b)(iii); provided, that if TransDigm or an Affiliate thereof is the Servicer and such day is not a Termination Day, TransDigm (or such Affiliate) may retain the portion of the Collections set aside pursuant to Section 1.4(b)(i) that represents the aggregate of the Purchasers’ Share of the Servicing Fee. On or prior to each Settlement Date, each Purchaser Agent will notify the Servicer by electronic mail of the amount of Discount accrued with respect to each Portion of Capital during such related Settlement Period.
(d)    The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c) on each Settlement Date, as follows:
(i)    if such Settlement Date is not a Termination Day:
(A)    first, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i) and has not retained such amounts pursuant to Section 1.4(c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the aggregate Purchasers’ Share of the accrued Servicing Fees so set aside; and
(B)    second, to each Purchaser Agent ratably according to the Discount and Fees accrued during such Settlement Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all such accrued Discount with respect to each Portion of Capital maintained by such Purchasers and all such accrued Fees owing to such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the

Purchasers within its Purchaser Group ratably according to Discount and Fees, respectively; and
(ii)    if such Settlement Date is a Termination Day:
(A)    first, to the Servicer (if the Servicer is not TransDigm of an Affiliate thereof), in payment in full of the Purchasers’ Share of all accrued Servicing Fees;
(B)    second to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees;
(C)    third to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital; it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively; and
(D)    fourth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer have been paid in full, to each Purchaser Agent ratably, based on the remaining amounts, if any, payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder; and
(E)    fifth, to the Servicer (if the Servicer is TransDigm or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.
After the Aggregate Capital, Aggregate Discount, Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.
(e)    For the purposes of this Section 1.4:
(i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or cancelled as a result of any defective, rejected, returned, or any revision, cancellation, allowance, rebate, discount or other adjustment (other than as a result of discharge in bankruptcy with respect to such Obligor) made by the Seller or any Affiliate of the Seller, or by the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such

Pool Receivable in the amount of such reduction or adjustment and, if such reduction or adjustment (x) causes the Purchased Interest to exceed 100% or (y) occurs on or after the occurrence of the Facility Termination Date, the Seller shall pay an amount equal to such reduction or adjustment to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4 within one Business Day of such reduction or adjustment;
(ii)    if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and if such breach (x) causes the Purchased Interest to exceed 100% (determined on a pro forma basis after giving effect to such breach and subtraction of the Outstanding Balance of such Pool Receivables related to such breach from the Net Receivables Pool Balance) or (y) occurs on or after the occurrence of the Facility Termination Date, the Seller shall within one Business Day pay the amount of such deemed Collection to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);
(iii)    except for Deemed Collections applied to specific Receivables pursuant clause (i) or (ii) or as may be otherwise required by Applicable Law or by the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)    if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(f)    If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:
(i)    the Seller shall give the Administrator and each Purchaser Agent written notice in the form of Annex E (each, a “Paydown Notice”) at least two Business Days prior to the date of such reduction and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;
(ii)    on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the amount of such proposed reduction specified in the Paydown Notice; and

(iii)    the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date (or such other date as agreed to by the Administrator and Seller) with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Settlement Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;
provided, that:
(A)    the amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $100,000 in excess thereof, and unless reduced to zero, the entire Aggregate Capital after giving effect to such reduction shall be not less than $1,000,000; and
(B)    with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude on the following Settlement Date.
Section 1.5    Fees. The Seller shall pay to the Administrator, Purchaser Agents and Purchasers certain fees in the amounts and on the dates set forth in one or more fee letter agreements, in each case entered into from time to time by and among the Seller, (the Servicer if applicable) and the applicable Purchaser Agent and/or the Administrator (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”).

Section 1.6    Payments and Computations, Etc.
(a)    All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer). All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day. Except as expressly set forth herein, each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.
(b)    The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate per annum equal to the sum of 2.50% per annum plus the Base Rate at such time, payable on demand; provided, that Discount accruing on Capital shall accrue and be calculated in accordance with the definition thereof (including the definition of any defined term comprising a component thereof).
(c)    All computations of interest under Section 1.6(b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
Section 1.7    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person (except any such reserve included in the calculation of the Bank Rate through the SOFR Reserve Percentage);
(ii)    subject any Affected Person to any Taxes (except to the extent such Taxes are Indemnified Taxes for which relief is sought under Section 1.9, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Affected Person any other condition, cost or expense (other than Taxes) affecting this Agreement, the Purchased Interest, any Portion of Capital or any Discount;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as Administrator, a Purchaser Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) purchasing, funding or maintaining the ownership of the Purchased Interest (or interests therein) or any Portion of Capital or (C) maintaining its obligation to fund or maintain such ownership or any such Portion of Capital, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Purchaser Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of (A) this Agreement, (B) the commitments of such Affected Person hereunder or under any related Program Support Agreement or (C) the ownership of the Purchased Interest (or interests therein) or any Portion of Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Purchaser Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered.
(c)    Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Seller under this Section 1.7 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 1.7, without regard to whether such effective date has occurred.
(d)    Certificates for Reimbursement. A certificate of an Affected Person (or its Purchaser Agent on its behalf) setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Person as specified in clause (a) or (b) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities for payment set forth in Sections 1.4, pay such Affected Person, as the case may be, the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate. In determining such amounts, the Affected Person will act reasonably and in good faith and will use averaging and attribution methods which are reasonable.
(e)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Affected Person notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 1.8    Funding Losses.
(a)    The Seller will compensate each Purchaser in accordance with the terms of this Section 1.8 for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser in order to fund or maintain any Portion of Capital hereunder) as a result of (i) any repayment (in whole or in part) of any Portion of Capital of such Purchaser on any day other than a Settlement Date or (ii) any Funded Purchase not being completed by the Seller in accordance with its request therefor pursuant to Section 1.2. Such losses, expenses and liabilities will include the amount, if any, by which (A) the additional Discount that would have accrued had such repayment or failure to Purchase not have occurred, exceeds (B) the income, if any, received by the applicable Purchaser.
(b)    A certificate of a Purchaser (or its related Purchaser Agent) setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Person as specified in clause (a) of this Section and delivered to the Seller and the Administrator, shall be conclusive absent manifest error. The Seller shall pay such Purchaser’s related Purchaser Agent (for the account of such Purchaser) the amount shown as due on each Settlement Date occurring after the Seller’s receipt of such certificate. In determining such amounts, the Affected Person will act reasonably and in good faith and will use averaging and attribution methods which are reasonable.
Section 1.9    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made. In addition, each Affected Person shall promptly notify the Seller and the Servicer upon becoming aware of any circumstances as a result of which the Seller is or would be required to make any deduction or withholding from any sum payable hereunder.
(b)    Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrator, timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Seller. The Seller hereby indemnifies each Affected Person, within ten days after demand therefor, for the full amount of any (A) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (B) Taxes that arise because a Purchase is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 1.9(j) (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (B) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrator or any Affected Person (or its related Purchaser Agent), the Seller shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority, provided that neither the Administrator nor any Affected Person shall be under any obligation to provide any such notice to the Seller. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Seller by an Affected Person (with a copy to the Administrator), or by the Administrator on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)    Indemnification by the Purchasers. Each Purchaser (other than the Conduit Purchasers) shall severally indemnify the Administrator, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser, its related Conduit Purchaser or any of their respective Affiliates that are Affected Persons (but only to the extent that the Seller, TransDigm and their Affiliates have not already indemnified the Administrator for such Indemnified Taxes and without limiting any obligation of the Seller, TransDigm or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser, its related Conduit Purchaser or any of their respective Affiliates that are Affected Persons to comply with the second paragraph of Section 6.3(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser, its related Conduit Purchaser or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrator in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser (or its Purchaser Agent) by the Administrator shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrator to set off and apply any and all amounts at any time owing to such Purchaser, its related Conduit Purchaser or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrator to such Purchaser, its related Conduit Purchaser or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrator under this clause (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority pursuant to this Section 1.9, the Seller shall deliver to the Administrator the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrator (and the Seller shall provide to each Purchaser Agent a copy of such evidence of payment of Taxes).

(f)    Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrator, at the time or times reasonably requested by the Seller or the Administrator, such properly completed and executed documentation reasonably requested by the Seller or the Administrator as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Seller or the Administrator, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrator as will enable the Seller or the Administrator to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 1.9(f)(ii)(A) and (ii)(B) and 1.9(g) below) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.
(ii)    Without limiting the generality of the foregoing:
(A)    an Affected Person that is a U.S. Person shall deliver to the Seller and the Administrator from time to time upon the reasonable request of the Seller or the Administrator, executed originals of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax;
(B)    any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrator (in such number of copies as shall be requested by the Affected Person) from time to time upon the reasonable request of the Seller or the Administrator, whichever of the following is applicable:
(1)    in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of Internal Revenue Service Form W-8ECI;

(3)    in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN; or
(4)    to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(C)    any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrator (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrator, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrator to determine the withholding or deduction required to be made.
(g)    Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Affected Person shall deliver to the Seller and the Administrator at the time or times prescribed by law and at such time or times reasonably requested by the Seller or the Administrator such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller or the Administrator as may be necessary for the Seller and the Administrator to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.
(h)    Survival. Each party’s obligations under this Section 1.9 shall survive the resignation or replacement of the Administrator or any assignment of rights by, or the replacement of, a Purchaser or any other Affected person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller’s and the Servicer’s obligations hereunder.
(i)    Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 1.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrator in writing of its legal inability to do so.
(j)    Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat any Transfer and purchase of each Purchased Interest under this Agreement as debt (and all Discount and Yield as interest) for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing.
Section 1.10    [Reserved].
Section 1.11    Mitigation. Notwithstanding anything herein to the contrary, if (i) an Affected Person requests a material amount of compensation under Section 1.7, (ii) the Seller is required to pay any material additional amount to any Affected Person or any Governmental Authority for the account of any Purchaser or Agent pursuant to Section 1.9, (iii) an Affected Person makes a demand pursuant to Section 1.9 for payment of an amount which is material or (iv) an Affected Person is required to compensate an Affected Person in respect of any such occurrence under Section 1.7 by an amount which is material, then such Affected Person shall use reasonable efforts to designate a different lending office (if such Affected Person has multiple lending offices) for funding and booking its Purchases or liquidity requirements related thereto or to assign its rights and obligations hereunder to any other of its offices, branches or affiliates (if such Affected Person has multiple offices, branches or lending affiliates, as applicable), if, in the reasonable judgment of such Affected Person, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 1.7 or Section 1.9, as the case may be, in the future, and (B) in each case, would not subject such Affected Person to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Person.
Section 1.12    Extension of Termination Date.
Provided that no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller may request, in a written notice given to the Administrator and each Purchaser Agent not less than 60 days and not more than 120 days prior to the then current Facility Termination Date, that the date set forth in clause (a) of the then-current definition of “Facility Termination Date” be extended to the date that is 364 days after such then-current date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.
Section 1.13    SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)    Unascertainable; Increased Costs. If, on or prior to the first day of a Settlement Period:
(i)    the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or
(ii)    the Majority Purchaser Agents determine that for any reason that the Term SOFR Rate for any requested Settlement Period does not adequately and fairly reflect the cost to the Purchasers of funding such Purchaser’s Capital, and such Majority Purchaser Agents have provided notice of such determination to the Administrator;
then the Administrator shall have the rights specified in Section 1.13(c).
(b)    Illegality. If at any time any Purchaser shall have determined that the making, maintenance or funding of any Purchase accruing interest by reference to the Term SOFR Rate has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Applicable Law), then the Administrator shall have the rights specified in Section 1.13(c).
(c)    Administrator’s and Purchaser Agent’s Rights. In the case of any event specified in Section 1.13(a), the Administrator shall promptly so notify the Purchasers and the Seller thereof, and in the case of an event specified in Section 1.13(b), the Majority Purchaser Agents shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchaser Agents and the Seller.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Purchasers, in the case of such notice given by the Administrator, or (ii) the Purchasers, in the case of such notice given by the Majority Purchaser Agents, to allow the Seller to select, convert to or renew a Purchase accruing interest by reference to the Term SOFR Rate shall be suspended (to the extent of the affected Settlement Periods) until the Administrator shall have later notified the Seller, or such Majority Purchaser Agent’s shall have later notified the Administrator (which notice the Administrator shall promptly provide to the Seller) of the Administrator’s or such Majority Purchaser Agent’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

If at any time the Administrator makes a determination under Section 1.13(a), (A) if the Seller has delivered a Purchase Notice for an affected Purchase that has not yet been made, such Purchase Notice shall be deemed to request a Purchase accruing Discount (1) at a rate based on the Adjusted Daily Simple SOFR, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 1.13(a) or (2) at the Base Rate, if the Adjusted Daily Simple SOFR is also the subject of Section 1.13(a) or (b) above, and (B) any outstanding affected Capital shall be deemed to have been converted into Capital accruing Discount (1) at a rate based on the Adjusted Daily Simple SOFR, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 1.13(a) or (2) or the Base Rate, if the Adjusted Daily Simple SOFR is also the subject of Section 1.13(a) or (b) above, at the end of the applicable Settlement Period.
(d)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event has occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents and Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser Agents comprising the Majority Purchaser Agents.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchaser Agents of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser Agent (or group of Purchaser Agents) pursuant to this Section 1.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 1.13.
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for a Purchase bearing interest based on the Term SOFR Rate, conversion to or continuation of Purchases bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase at (1) a rate based on the Adjusted Daily Simple SOFR, so long as the Adjusted Daily Simple SOFR is not also the subject of a Benchmark Transition Event or (2) the Base Rate, if the Adjusted Daily Simple SOFR is also the subject of a Benchmark Transition Event. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)    Definitions. As used in this Section 1.13:
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to Daily Simple SOFR; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Settlement Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this

Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Settlement Period” pursuant to clause (iv) of this Section 1.13(d).
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 1.13.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:
(1)    Daily Simple SOFR; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the Seller, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(d) titled “Benchmark Replacement Setting.”
“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Settlement Period,” timing and frequency of determining rates and the timing of making payments of Discount, timing of purchase requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrator, in consultation with the Seller, decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1    Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it as set forth in Exhibits III and IV, respectively.
Section 2.2    Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may or, at the direction of the Majority Purchaser Agents, shall, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to secured parties after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative.
Section 2.3    Exclusion and Removal of Originators. The Seller may from time to time designate any Originator (other than TransDigm) to be removed as a party from the First Tier Purchase and Sale Agreement (each, an “Excluded Originator”) in connection with the sale or other disposition of such Originator by TransDigm or its Subsidiaries by providing thirty (30) days’ prior written notice to the Administrator and each Purchaser Agent, which notice shall specify the effective date of such removal (the “Exclusion Effective Date” for such Excluded Originator). Any such designation and removal of an Excluded Originator shall be subject to satisfaction of each of the following conditions, and the Seller shall be deemed to represent and warrant that each such condition is satisfied as of the applicable Exclusion Effective Date:
(i)    as of the date such notice is delivered by the Seller and as of the Exclusion Effective Date, no Termination Event or Unmatured Termination Event has occurred and is continuing or would occur as a result of such designation or removal;
(ii)    either (x) the Administrator and the Majority Purchaser Agents shall have provided their prior written consent to such designation and removal, or (y) the aggregate Outstanding Balances of Receivables originated by such Originator reflected in the most recently delivered Information Package, when added to the aggregate Outstanding Balances of Receivables that were excluded from the Collateral by the designation of any other Excluded Originators pursuant to this Section 2.3 during the previous 12 months (measured as at the time of their respective exclusion from the Collateral), is less than 10% of the average monthly aggregate Outstanding Balances of Receivables during the previous 12 months; and
(iii)    not later than five Business Days prior to the Exclusion Effective Date, the Servicer shall have delivered to the Administrator and each Purchaser Agent a pro forma Information Package as of the last day of the most recently ended calendar month demonstrating the status and performance of the Pool Receivables excluding the Receivables of the applicable Excluded Originator.

Subject to satisfaction of the foregoing conditions, an Excluded Originator shall cease to be a party to the First Tier Purchase and Sale Agreement effective as of the applicable Exclusion Effective Date in accordance with Section 4.4 of the First Tier Purchase and Sale Agreement and, on and after such Exclusion Effective Date, no further Receivables shall be sold or otherwise transferred by such Excluded Originator pursuant to the First Tier Purchase and Sale Agreement; provided, however, that for the avoidance of doubt, (x) all Receivables sold by such Excluded Originator pursuant to the First Tier Purchase and Sale Agreement prior to such Exclusion Effective Date shall remain the property of the Seller (as assignee of TransDigm but subject to the rights of the Purchasers and the Administrator therein under this Agreement), and (y) all representations, warranties, covenants and liabilities of such Excluded Originator with respect to any Receivables sold by it under the First Tier Purchase and Sale Agreement prior to such Exclusion Effective Date, together with any indemnification and other obligations that by their express terms survive termination of the First Tier Purchase and Sale Agreement, shall survive the Exclusion Effective Date. The parties hereto shall work together in good faith to effectuate the designation and removal of an Originator as an Excluded Originator in accordance with this Section at the sole expense of the Seller.
ARTICLE III

INDEMNIFICATION

Section 3.1    Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under Applicable Law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller, the Servicer or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, the Seller or the Servicer for uncollectible Receivables or (c) such Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof); provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from any of the following:

(i)    the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such calculation, the failure of any information contained in any Information Package or any Interim Report to be true and correct, or the failure of any other information provided to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;
(ii)    the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made;
(iii)    the failure by the Seller to comply with any Applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or related Contract with any such Applicable Law;
(iv)    the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a first priority perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

(v)    any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;
(vi)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;
(vii)    any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;
(viii)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including without limitation a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(ix)    any failure of the Seller (or any of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement, any Contract or any other Transaction Document to which it is a party;
(x)    any action taken by the Administrator as attorney-in-fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document;
(xi)    any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;
(xii)    the use of proceeds of any Purchase; or
(xiii)    any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.
Section 3.2    Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Information Package or any Interim Report to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.
ARTICLE IV

ADMINISTRATION AND COLLECTIONS
Section 4.1    Appointment of the Servicer.
(a)    The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to TransDigm (in accordance with this Section 4.1) of the designation of a new Servicer, TransDigm is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. If a Termination Event has occurred and has not been waived in accordance with Section 6.1, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) terminate TransDigm as the Servicer and designate any Person (including itself) as successor Servicer to succeed TransDigm, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)    Upon the designation of a successor Servicer as set forth in clause (a), TransDigm agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and TransDigm shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)    TransDigm acknowledges that, in making its decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on TransDigm’s agreement to act as Servicer hereunder. Accordingly, TransDigm agrees that it will not voluntarily resign as Servicer unless it is no longer permissible under Applicable Law for TransDigm to act as Servicer; provided, however, that no such resignation shall (i) be effective until such time as a replacement Servicer acceptable to the Administrator and each Purchaser Agent (in their sole discretion) has agreed in writing to act as Servicer hereunder in accordance with the terms hereof or (ii) release or otherwise limit TransDigm’s obligation (in its capacity as Performance Guarantor) to cause the Receivables to be serviced in accordance with the terms hereof.
(d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) if such Sub-Servicer is not an Originator, such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer that is not an Originator shall provide that the Administrator and the Majority Purchaser Agents may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of TransDigm, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2    Duties of the Servicer.
(a)    The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller and each Purchaser Group the amount of Collections to which each such Purchaser Group is entitled in accordance with Article I hereof. Subject to the provisions of Section 1.4(e), the Servicer may, in accordance with the applicable Credit and Collection Policy, extend, waive, amend or otherwise modify the terms of any Pool Receivable, or amend, waive or otherwise modify in any material respect any term or condition of any Contract related thereto, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such extension, waiver, amendment or other modification shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (such extension, waiver, amendment or other modification shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable and (ii) if a Termination Event has occurred and is continuing and TransDigm or an Affiliate thereof is serving as the Servicer, TransDigm or such Affiliate may take such action only upon the prior written approval of the Administrator and the Majority Purchaser Agents. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may or, at the direction of the Majority Purchaser Agents, shall direct the Servicer (whether the Servicer is TransDigm or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.
(b)    The Servicer’s obligations hereunder shall terminate on the Final Payout Date. After such termination, if TransDigm or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3    Lock-Box Account Arrangements. Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrator. Upon the occurrence and during the continuance of a Termination Event or Unmatured Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Administrator, the Purchaser Agents and the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Administrator, the Purchaser Agents and the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may request to transfer such control. Any Collections received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator.
Section 4.4    Enforcement Rights.
(a)    At any time following the occurrence and during the continuation of a Termination Event:
(i)    the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,
(ii)    the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)    the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee; and
(iv)    the Administrator may collect any amounts due from an Originator under, and otherwise enforce any and all rights of the Seller under, the Second Tier Purchase and Sale Agreement and the First Tier Purchase and Sale Agreement.

(b)    The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5    Responsibilities of the Seller.
(a)    Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents or any of the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of Seller, Servicer, TransDigm or any Originator thereunder.
(b)    TransDigm hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, TransDigm shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that TransDigm conducted such data-processing functions while it acted as the Servicer.
Section 4.6    Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of the Servicing Fee shall be paid through the distributions contemplated by Section 1.4(d) or retained by the Servicer in accordance with Section 1.4(c), and the Seller’s Share of the Servicing Fee shall be paid by the Seller from its own funds on each Settlement Date.
(b)    If the Servicer ceases to be TransDigm or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

Section 4.7     Cash Collateral Account.
(a)    On any Business Day, the Seller may from time to time transfer (or cause to be transferred) moneys from Collections available to the Seller pursuant to Section 1.4 or, in the Seller’s sole discretion, other funds available to the Seller to the Cash Collateral Account. For the avoidance of doubt, nothing herein shall limit the Seller from transferring or causing to be transferred moneys from Collections available to the Seller pursuant to Section 1.4 to an account other than the Cash Collateral Account or from making a permitted distribution.
(b)    The Servicer may, in its sole discretion, deliver a Cash Release Report to the Administrator on any Business Day demonstrating that the Purchased Interest doesn’t exceed 100%. Upon receipt of such Cash Release Report, the Administrator shall promptly review such Cash Release Report to determine if such Cash Release Report constitutes a Qualifying Cash Release Report. In the event that the Administrator reasonably determines that such Cash Release Report constitutes a Qualifying Cash Release Report, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Administrator shall promptly remit to the Servicer from the Cash Collateral Account amounts on deposit in such Cash Collateral Account in excess of the Cash Collateral Account Required Amount equal to the lesser of (i) the amount identified on such Qualifying Cash Release Report as amounts on deposit in such Cash Collateral Account in excess of the amount necessary to ensure that the Purchased Interest does not exceed 100%, and (ii) the aggregate amount of available funds then on deposit in the Cash Collateral Account. For purposes of this clause (b), “Qualifying Cash Release Report” shall mean any Cash Release Report that is calculated as of the immediately prior Business Day. For the avoidance of doubt, any Qualifying Cash Release Report shall be prepared in compliance with, and subject to, Sections 1(d) and 2(d) of Exhibit III.
(c)    The Administrator shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account and the Seller hereby grants the Administrator a security interest in the Cash Collateral Account and all money or other assets on deposit therein or credited thereto. Moneys in the Cash Collateral Account may be applied by the Administrator for repayment of amounts owing by the Seller hereunder and under each of the other Transaction Documents to each of the secured parties. Amounts, if any, on deposit in the Cash Collateral Account on the Final Payout Date shall be remitted by the Administrator to the Seller.
ARTICLE V

THE AGENTS

Section 5.1    Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The duties of the Administrator shall be mechanical and administrative in nature. At no time shall the Administrator have any duty or responsibility to any Person to investigate or confirm the correctness or accuracy of any information or documents delivered to it in its role as Administrator hereunder or any obligation in respect of the failure of any Person (other than the Administrator) to perform any obligation hereunder or under any other Transaction Document. The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser Agent, Purchaser, the Seller, the Servicer or any Originator. Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or Purchaser Agent with any credit or other information with respect to the Seller, any Originator, TransDigm or their Affiliates, whether coming into its possession before the Closing Date or at any time or times thereafter.
(b)    Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(c)    Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(d)    In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2    Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 5.3    Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator or any of their respective Affiliates.
Section 5.4    Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(b)    The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(c)    The Purchasers within each Purchaser Group with a majority of the Commitments of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(d)    Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 5.5    Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless the Administrator and the Purchaser Agents have received notice from any Purchaser, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.
Section 5.6    Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, TransDigm, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, TransDigm, the Servicer or any Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, TransDigm, the Servicer or any Originator or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7    Administrator, Purchasers, Purchaser Agents and Affiliates. Each of the Administrator, the Purchasers and the Purchaser Agents and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, TransDigm, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.
Section 5.8    Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as determined by final non-appealable judgment of a court of competent jurisdiction).
Section 5.9    Successor Administrator. The Administrator may, upon at least thirty (30) days’ prior written notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until (x) a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment and (y) so long as no Termination Event has occurred and is continuing, the Seller shall have consented to such successor Administrator (such consent not to be unreasonably withheld or delayed). Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
Section 5.10    Benchmark Replacement Notification.  Section 1.13 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 5.11    Erroneous Payment.
(a)    If the Administrator (x) notifies a Purchaser, or any Person who has received funds on behalf of a Purchaser (any such Purchaser or other recipient, a “Payment Recipient”) that the Administrator has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of Capital, Discount, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrator pending its return or repayment as contemplated below in this Section 5.11 and held in trust for the benefit of the Administrator, and such Purchaser shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrator may, in its sole discretion specify in writing), return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrator to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Purchaser, or any Person who has received funds on behalf of a Purchaser, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of Capita, Discount, fees, distribution or otherwise) from the Administrator (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates), or (z) that such Purchaser, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrator to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Purchaser shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrator of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrator pursuant to this Section 5.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrator pursuant to this Section 5.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 5.11(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Purchaser hereby authorizes the Administrator to set off, net and apply any and all amounts at any time owing to such Purchaser under any Transaction Document, or otherwise payable or distributable by the Administrator to such Purchaser or from any source, against any amount that the Administrator has demanded to be returned under immediately preceding clause (a).
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrator for any reason, after demand therefor by the Administrator in accordance with immediately preceding clause (a), from any Purchaser that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrator’s notice to such Purchaser at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto) (i) such Purchaser shall be deemed to have assigned its Purchase (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrator may specify) (such assignment of the Capital (but not Commitments) of such Purchases, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrator in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrator as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrator as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser, (iv) the Administrator and the Seller shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (v) the Administrator will reflect in the Register its ownership interest in the Purchase subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)    Subject to Section 6.3 (but excluding in all events, any assignment, consent or approval requirements (whether from the Seller or otherwise)), the Administrator may, in its discretion, sell any Purchase acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Purchase (or portion thereof), and the Administrator shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Purchaser (x) shall be reduced by the proceeds of prepayments or repayments of Capital, received by the Administrator on or with respect to any such Purchase acquired from such Purchaser pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Purchases are then owned by the Administrator) and (y) may, in the sole discretion of the Administrator, be reduced by any amount specified by the Administrator in writing to the applicable Purchaser from time to time.
(f)     The parties hereto agree that (x) irrespective of whether the Administrator may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrator shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Purchaser, to the rights and interests of such Purchaser) under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Seller’s obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of any Seller obligations in respect of Purchases that have been assigned to the Administrator under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Seller obligations owed by the Seller or any other Credit Party; provided that this Section 5.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Seller obligations of the Seller relative to the amount (and/or timing for payment) of the Seller obligations that would have been payable had such Erroneous Payment not been made by the Administrator; provided further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller or any other Credit Party for the purpose of making such Erroneous Payment.
(g)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(h)    Each party’s obligations, agreements and waivers under this Section 5.11 shall survive the resignation or replacement of the Administrator, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.
Section 5.12    Conforming Changes Relating to the Term SOFR Rate or Daily Simple SOFR. With respect to the Term SOFR Rate or Daily Simple SOFR, the Administrator will have the right to make Conforming Changes from time to time (in consultation with the Seller) and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the Purchaser Agents of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

ARTICLE VI

MISCELLANEOUS
Section 6.1    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the Majority Purchaser Agents, and, in the case of an amendment, by the Seller and the Servicer; provided, however, that no such amendment or waiver shall, (a) without the consent of each affected Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer or decrease the outstanding amount of or rate of Discount or extend the repayment of or any scheduled payment date for the payment of any Discount in respect of any Portion of Capital or any fees owed to a Purchaser; (ii) reduce any fees payable pursuant to the applicable Fee Letter, (iii) forgive or waive or otherwise excuse any repayment of Capital or change either the amount of Capital of any Purchaser or any Purchaser’s pro rata share of the Purchased Interest; (iv) increase the Commitment of any Purchaser; (v) amend or modify the provisions of this Section 6.1 or the definition of “Capital”, “Eligible Receivables”, “Facility Termination Date” (other than pursuant to an extension thereof in accordance with Section 1.12 hereof), “Majority Purchaser Agents”, “Net Receivables Pool Balance”, “Purchased Interest”, “Termination Day” or “Total Reserves”; (vi) release all or substantially all of the Pool Assets from the security interest granted by the Seller to the Administrator hereunder; or (vii) amend or modify any defined term (or any term used directly or indirectly in such defined term) used in clauses (i) through (v) above in a manner that would circumvent the intention of the restrictions set forth in such clauses and (b) without the consent of the Majority Purchaser Agents, amend, waive or modify any provision expressly requiring the consent of the Majority Purchaser Agents. Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure on the part of any Purchaser Agent, any Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Notwithstanding the foregoing, the consent of the Structuring Agent shall not be required for any amendment or waiver unless such amendment or waiver materially and adversely affects the interests of the Structuring Agent or materially increases its obligations under this Agreement.
Section 6.2    Notices, Etc. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communications) and shall be personally delivered or sent by facsimile or email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth on Schedule IV hereto (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

Section 6.3    Successors and Assigns; Participations; Assignments.
(a)    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior written consent of the Administrator and each Purchaser Agent.
(b)    Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers. Any such Participant shall not have any rights hereunder or under the Transaction Documents.
Each Purchaser (or its Purchaser Agent on its behalf) that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of its Participants and the amounts of each such Participant’s interest in the Capital, Commitments or other rights or obligations hereunder (the “Participant Register”); provided that no Purchaser or Purchaser Agent shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in the Capital, Commitments or other rights or obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such Capital, Commitments or other rights or obligations hereunder is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.
(c)    Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the Administrator and the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld or delayed and that no such consent shall be required if a Termination Event or Unmatured Termination Event has occurred and is continuing; provided, further, that no consent of the Seller shall be required if the assignment is made by any Committed Purchaser to the Administrator, to any other Committed Purchaser, to any Affiliate of the Administrator or any Committed Purchaser, which Affiliate is a bank or similar financial institution, to any Program Support Provider, which Program Support Provider is a bank or similar financial institution. Any such assignment by Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer

Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment.
(d)    Assignments to Liquidity Providers and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9.
(e)    Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (x) is a commercial paper conduit that (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser, (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser and (iv) has been consented to by the Seller or (y) is a Committed Purchaser or Liquidity Provider for such Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).
(f)    Certain Pledges. Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Section 6.3, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.
(g)    Register. The Administrator shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule IV (or such other address determined by the Administrator in its sole discretion with notice thereof to the Seller and each Funding Agent) a copy of each Assignment Agreement and Transfer Supplement delivered to and accepted by it hereunder and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser Group and the aggregate outstanding Capital (and stated interest, if any, thereon) of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as a Purchaser under this Agreement for all purposes hereof. The Register shall be available for inspection by the parties hereto at any reasonable times and from time to time upon reasonable prior notice.
Section 6.4    Costs, Expenses and Taxes. (a) Without limiting any of the Seller’s other obligations hereunder or under any other Transaction Document (including, without limitation, its obligations under Sections 1.5, 1.7, 1.8, 1.9 and 3.1 of this Agreement and under Section 1(e) of Exhibit IV of this Agreement), the Seller shall pay to the Administrator, each Purchaser Agent and each Purchaser on demand all costs and expenses (including, without limitation, rating agency fees and Attorney Costs) in connection with (i) the preparation, execution, delivery and administration of this Agreement or the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group of the obligations of the Seller, the Servicer or any Originator under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including Attorney Costs for the Administrator, the Purchaser Agents and the Purchasers relating to any of the foregoing or to advising the Administrator or any member of any Purchaser Group (including, any related Liquidity Provider or any other related Program Support Provider) about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all costs and expenses (including Attorney Costs) of the Administrator, any Purchaser Agent and any Purchaser in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto. The Administrator and each member of a Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing, the Seller shall be liable only for the fees, costs and expenses of legal counsel for the Administrator (which legal counsel may represent any or all of the Administrator and the Purchaser Groups and Liquidity Provider). The Seller shall, subject to the provisos in clause (e) of each of Sections 1 and 2 of Exhibit IV, reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer.
(b)    In addition, the Seller shall pay on demand any and all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5    No Proceedings; Limitation on Payments. (a) Each of the Seller, TransDigm, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.
(b)    Each party hereto agrees that it will not institute against, or join any Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents.
(c)    Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above.
(d)    The provisions of this Section 6.5 shall survive any termination of this Agreement.

Section 6.6    GOVERNING LAW AND JURISDICTION.
(a)    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE EFFECT OF PERFECTION OR PRIORITY OF A SECURITY INTEREST, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
Section 6.7    Confidentiality. Unless otherwise required by Applicable Law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent and (b) to the Seller’s and Servicer’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by Applicable Law, the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer and any Originator; provided, that such information may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality, (ii) to legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) to any nationally recognized statistical rating organization, (iv) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) to any placement agency placing the Notes, and (vi) to any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser, any Program Support Provider or any Liquidity Provider.

Section 6.8    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Section 6.9    Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.
Section 6.10    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 6.11    Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 6.12    Right of Setoff. Each Purchaser is hereby authorized at any time during the continuance of a Termination Event (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).
Section 6.13    Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14    Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 6.15    Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 6.16    USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
Section 6.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 6.18    Structuring Agent~~.~~  Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 1.5. Each party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
Section 6.19    Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 6.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.
THE SELLER:
TRANSDIGM RECEIVABLES LLC, as Seller
By: _________________________________
Name: Gregory Rufus
Title: Secretary and Treasurer

S-1	TransDigm Receivables LLC Receivables Purchase Agreement

THE SERVICER:
TRANSDIGM INC., as Servicer
By: __________________________________
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer
and Secretary

S-2	TransDigm Receivables LLC Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION’S PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent, as a Committed Purchaser and as Administrator
By:
Name:
Title:

Commitment: $225,000,000

Group Commitment: $225,000,000

S-3	TransDigm Receivables LLC Receivables Purchase Agreement

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“60-Day Threshold Originator” means each Originator (including new Originators) so designated as such in writing by the Administrator and Purchaser Agents unless and until such time, if any, that the Administrator terminates such designation in a notice delivered by the Administrator and the Purchaser Agents to the Seller.
“90-Day Threshold Originator” means each Originator (including new Originators) so designated as such in writing by the Administrator and the Purchaser Agents unless and until such time, if any, that the Administrator terminates such designation in a notice delivered by the Administrator and the Purchaser Agents to the Seller.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers) or the Seller as contemplated by the Transaction Documents shall not constitute an Adverse Claim.
“Affected Person” means the Administrator, any Purchaser Agent, any Purchaser or any Program Support Provider.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.
“Agreement” has the meaning set forth in the preamble hereto.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which any CSS Party or its Subsidiaries conduct business.

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“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, ordinance, rule, regulation, requirement, restriction, permit, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of Section 1.9.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Rate” for any Portion of Capital (or portion thereof) funded by any Purchaser during any Settlement Period (or portion thereof), means an interest rate per annum equal to (a) Term SOFR Rate for such Settlement Period (or portion thereof) or (b) if the Base Rate is applicable to such Portion of Capital, the daily average Base Rate during such Settlement Period (or portion thereof); provided, however, that the “Bank Rate” for any day while a Termination Event has occurred and is continuing shall be an interest rate per annum equal the sum of 2.50% per annum plus the Base Rate in effect on such day.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Purchaser, as of any date of determination, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Purchaser Agent based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer;
(b)    0.50% per annum above the latest Overnight Bank Funding Rate; and
(c)    1.00% per annum above Daily Simple SOFR, so long as such rate is offered, ascertainable and not unlawful.

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“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s membership interests and any other equity interests; and (b) a single individual with significant responsibility to control, manage, or direct the Seller.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Pittsburgh, Pennsylvania, Cleveland, Ohio, or New York City, New York; provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any Purchase that bears interest at a rate based on SOFR, the term “Business Day” means any such day that is also a day on which SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, or any successor website thereto.
“Capital” means, with respect to any Purchaser, without duplication, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Funded Purchases made by such Purchaser pursuant to Section 1.2(b) of the Agreement, as reduced from time to time by Collections distributed to such Purchaser and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Cash Collateral Account” means the account at any time designated as the Cash Collateral Account established and maintained by the Administrator (for the benefit of the Purchasers), or such other account as may be so designated as such by the Administrator.
“Cash Collateral Account Required Amount” means (a) at any time that a Subject Performance Trigger Holiday is then continuing, an amount equal to the product of (i) 25.00%, times (b) the Aggregate Capital on such day and (b) at any other time, zero.
“Cash Collateral Account Support Amount” means, at any time of determination, the excess, if any, of (a) all amounts on deposit in the Cash Collateral Account at such time, over (b) the Cash Collateral Account Required Amount at such time.
“Cash Release Report” means a report substantially in the form of Annex G-1.
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrator (as amended or modified by the Administrator from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means that any of the following has occurred:
(a)    TransDigm ceases to directly own 100% of the membership interests and any other equity interests of the Seller free and clear of all Adverse Claims; provided, however, that any security interest in such membership interests or such other equity interests of the Seller held by Credit Suisse AG pursuant to that certain Guarantee and Collateral Agreement, among Credit Suisse AG, TransDigm and certain Affiliates of TransDigm, dated as of June 23, 2006, as amended, restated or otherwise supplemented prior to the Eleventh Amendment Effective Date, shall not constitute a “Change in Control” under this clause (a);

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(b)    TransDigm ceases to own, directly or indirectly, 100% of the common stock, membership interests and any other equity interests (as applicable) of each Originator;
(c)    any of the following events:
(i)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of TransDigm or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”);
(ii)    the approval by the holders of the capital stock or other equity interests of TransDigm of any plan or proposal for the liquidation or dissolution of TransDigm;
(iii)    any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35% of the total ordinary voting power represented by the issued and outstanding capital stock or other equity interests of Holdings;
(iv)    the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors;
(v)    Holdings shall beneficially own and control less than 100% on a fully diluted basis of the economic interest and voting power represented by the issued and outstanding capital stock or other equity interests of TransDigm; or
(vi)    any “change of control” (or similar event, however denominated) shall occur under the Senior Subordinated Notes Indentures.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means October 21, 2013.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, TransDigm, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Purchaser, the amount set forth as such Committed Purchaser’s “Commitment” on Schedule I hereto or in the Assumption

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Agreement or other agreement pursuant to which it became a party hereto as a Committed Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b).
“Commitment Percentage” means, for each Committed Purchaser in a Purchaser Group, the Commitment of such Committed Purchaser divided by the total of all Commitments of all Committed Purchasers in such Purchaser Group.
“Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 25.00%, (ii) for any Group B Obligor, 12.50%, (iii) for any Group C Obligor, 8.50% and (iv) for any Group D Obligor, 5.00% and (b) for the Boeing Company or any Subsidiary thereof (“Boeing”), 25.00%; provided, however, that (i) the Administrator or any Purchaser may, upon not less than ten (10) Business Days’ notice to the Seller, cancel or reduce Boeing’s Concentration Percentage set pursuant to this clause (b), in which case Boeing’s Concentration Percentage shall be determined pursuant to clause (a) above and (ii) if 25.00% or more of the aggregate Outstanding Balance of all Pool Receivables, the Obligor of which is Boeing, constitute Delinquent Receivables as of such date, then the Concentration Percentage for Boeing shall be determined pursuant to clause (a) above.
“Concentration Reserve” means, as of any date of determination, the product of (a) the Aggregate Capital multiplied by (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.
“Concentration Reserve Percentage” means, as of any date of determination, (a) the largest of the following: (i) the sum of the Outstanding Balances of all Eligible Receivables of the five (5) largest Group D Obligors (up to the Concentration Percentage for such Obligors), (ii) the sum of the Outstanding Balances of all Eligible Receivables of the three (3) largest Group C Obligors (up to the Concentration Percentage for such Obligors), (iii) sum of the Outstanding Balances of all Eligible Receivables for the two (2) largest Group B Obligors (up to the Concentration Percentage for such Obligors), and (iv) the Outstanding Balances of all Eligible Receivables for the largest Group A Obligor (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the Outstanding Balances of all Eligible Receivables; provided that for purposes of determining the “Concentration Reserve Percentage” if Boeing satisfies the definition of “Group A Obligor”, “Group B Obligor”, “Group C Obligor” or “Group D Obligor”, then it shall be deemed to be a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor, as applicable.
“Conduit Purchaser” means each commercial paper conduit that that becomes a party to this Agreement, as a purchaser, pursuant to an Assumption Agreement, a Transfer Supplement or otherwise in accordance with the terms hereof.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of TransDigm or Holdings who:
(i)    was a member of such Board of Directors on the Closing Date; or

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(ii)    was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Covered Entity” means (a) each of TransDigm and the Servicer, and each of their Subsidiaries, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Settlement Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to any Conduit Purchaser in respect of Discount for any Settlement Period with respect to any Portion of Capital funded by such Conduit Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser that has been agreed to by the Seller in an Assumption Agreement or Transfer Supplement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any Conduit Purchaser for any day while a Termination Event has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.50% per annum plus the Base Rate on such day and (ii) the applicable “CP Rate” on such day as determined without giving effect to this sentence.
“Credit and Collection Policy” means the policies, procedures and customary practices of TransDigm and the other Originators with respect to the origination, servicing and collection of

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Receivables as in effect on the Closing Date and as modified from time to time thereafter in compliance with this Agreement.
“Credit Party” means the Seller, the Servicer, any Originator and the Performance Guarantor.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change.
“Days’ Sales Outstanding” means, for any calendar month, as of any date of determination, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90; provided, that each Subject Airborne Receivable shall be excluded from the Default Ratio (and any calculation thereof).
“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances. The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

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“Declining Conduit Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Declining Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.
“Default Ratio” means, as of any date of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month of: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, divided by (b) the sum of the following amounts; provided, that each Subject Airborne Receivable shall be excluded from the Default Ratio (and any calculation thereof):
(i)    the Outstanding Balance of all Pool Receivables generated during the month that is six calendar months before such month by the Originators (other than any Originator whose “threshold number of days past-due” for purposes of the definition of “Defaulted Receivable” is then 90- or 60-days); plus
(ii)    the Outstanding Balance of all Pool Receivables generated during the month that is five calendar months before such month by Originators whose “threshold number of days past-due” for purposes of the definition of “Defaulted Receivable” is then 90-days; plus
(iii)    the Outstanding Balance of all Pool Receivables generated during the month that is four calendar months before such month by Originators whose “threshold number of days past-due” for purposes of the definition of “Defaulted Receivable” is then 60-days.
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than (i) with respect to 60-Day Threshold Originators, 60 days after the due date, (ii) with respect to 90-Day Threshold Originators, 90 days after the due date, and with respect to each other Originator, 120 days after the due date;
or
(b)    without duplication of clause (a) above, that has been written off the applicable Originator’s or the Seller’s books as uncollectible.
“Delinquency Ratio” means, as of any date of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day; provided, that each Subject Airborne Receivable shall be excluded from the Delinquency Ratio (and any calculation thereof).
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment; provided, that each Subject Airborne Receivable shall be excluded from the definition of “Delinquent Receivable”.

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“Dilution Horizon Ratio” means, as of any date of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three most recent calendar months, to (b) the Net Receivables Pool Balance at the last day of such calendar month.
“Dilution Ratio” means, as of any date of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of Deemed Collections contemplated under Section 1.4(e)(i) during such calendar month by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the calendar month that is one month prior to such calendar month; provided, that each Subject Airborne Receivable shall be excluded from the Dilution Ratio (and any calculation thereof).
“Dilution Reserve” means, as of any date of determination, an amount equal to: (a) the Aggregate Capital at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.
“Dilution Reserve Percentage” means, as of any date of determination, the product of (i) the Dilution Horizon Ratio multiplied by (ii) the sum of (x) 2.25 times the arithmetic average of the Dilution Ratios for the twelve most recent calendar months and (y) the Dilution Volatility Component.
“Dilution Volatility Component” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest average Dilution Ratio for any three consecutive calendar months during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) the quotient of (i) the highest average Dilution Ratio for any three consecutive calendar months during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Discount” means, with respect to any Purchaser:
(a)    for any Portion of Capital of such Purchaser for any Settlement Period (or portion thereof) during which such Portion of Capital was funded by a Conduit Purchaser through the issuance of Notes:
CPR x C x ED/360
and
(b)    for any Portion of Capital of such Purchaser for any Settlement Period (or portion thereof) during which such Portion of Capital was not funded by a Conduit Purchaser through the issuance of Notes:
BR x C x ED/Year
where:
BR    =     the Bank Rate for such Portion of Capital for such Settlement Period (or, if applicable, such portion thereof) with respect to such Purchaser;

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C    =    the Capital with respect to such Portion of Capital during such Settlement Period (or, if applicable, such portion thereof) with respect to such Purchaser;
CPR     =    the CP Rate for the Portion of Capital for such Settlement Period (or, if applicable, such portion thereof) with respect to such Purchaser;
ED    =    the actual number of days during such Settlement Period (or, if applicable, such portion thereof); and
Year    =    if such Portion of Capital is funded based upon: (i) SOFR, 360 days, or (ii) the Base Rate, 365 or 366 days, as applicable;
provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eleventh Amendment Effective Date” means July 30, 2019.
“Eligible A Rated Foreign Obligor” means an Obligor (other than an Eligible AAA Rated Foreign Obligor), which is a resident of any country (other than the United States of America), which country has long-term foreign currency ratings of at least “A” by Standard & Poor’s and “A2” by Moody’s; provided, that, in determining such country’s long-term foreign currency rating (a) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by one ratings notch, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) and (b) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by more than one ratings notch, then (i) if the difference in ratings notches is an even number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings, and (ii) if the difference in ratings notches is an odd number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings minus one; provided further, that if either applicable Rating Agency does not provide a long-term foreign currency rating, then such country shall be deemed

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to have a rating from each applicable Rating Agency equal to the rating from the Rating Agency that does provide a long-term foreign currency rating.
“Eligible AAA Rated Foreign Obligor” means an Obligor which is a resident of any country (other than the United States of America), which country has long-term foreign currency ratings of at least “AAA” by Standard & Poor’s and “Aaa” by Moody’s; provided, that, in determining such country’s long-term foreign currency rating (a) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by one ratings notch, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) and (b) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by more than one ratings notch, then (i) if the difference in ratings notches is an even number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings, and (ii) if the difference in ratings notches is an odd number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings minus one; provided further, that if either applicable Rating Agency does not provide a long-term foreign currency rating, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the rating from the Rating Agency that does provide a long-term foreign currency rating.
“Eligible BBB- Rated Foreign Obligor” means an Obligor (other than an Eligible AAA Rated Foreign Obligor or Eligible A Rated Foreign Obligor), which is a resident of any country (other than the United States of America), which country has long-term foreign currency ratings of at least “BBB-” by Standard & Poor’s and “Baa3” by Moody’s; provided, that, in determining such country’s long-term foreign currency rating (a) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by one ratings notch, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) and (b) if the respective long-term foreign currency ratings assigned by the applicable Rating Agencies differ by more than one ratings notch, then (i) if the difference in ratings notches is an even number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings, and (ii) if the difference in ratings notches is an odd number, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the higher rating (or its equivalent) reduced by the number of rating notches equal to (x) 0.5, times (y) the total ratings notch difference between the higher and lower ratings minus one; provided further, that if either applicable Rating Agency does not provide a long-term foreign currency rating, then such country shall be deemed to have a rating from each applicable Rating Agency equal to the rating from the Rating Agency that does provide a long-term foreign currency rating.
“Eligible Non-IG Rated Rated Foreign Obligor” means an Obligor (other than an Eligible AAA Rated Foreign Obligor, Eligible A Rated Foreign Obligor or Eligible BBB- Rated Foreign Obligor) which is a resident of any country (other than the United States of America) that is not a Sanctioned Country.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is (i) a resident of the United States of America, a resident of Canada, an Eligible AAA Rated Foreign Obligor, an Eligible A Rated Foreign Obligor, an Eligible BBB- Rated Foreign Obligor or an Eligible Non-IG Rated Foreign Obligor (ii) not a government or governmental subdivision, affiliate or agency other than

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a U.S. federal government or U.S. federal governmental subdivision, affiliate or agency, (iii) not subject to any Insolvency Proceeding, (iv) not an Affiliate of the Seller, any Originator, TransDigm or Holdings, (v) not a Sanctioned Person, and (vi) not an Obligor of Defaulted Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables (such percentage determined without regard to any Subject Airborne Receivables owing by such Obligor);
(b)    that is denominated and payable in U.S. dollars, and (except as otherwise expressly permitted pursuant to Sections 1(f) and 2(f) of Exhibit IV) the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account in the United States;
(c)    that is not a Delinquent Receivable or a Receivable that has been written off the applicable Originator’s or the Seller’s books as uncollectible;
(d)    in which the Seller owns good and marketable title, free and clear of any Adverse Claims (other than Permitted Adverse Claims), and that is freely assignable by the Seller (including without the consent of the related Obligor other than any such consent that has been obtained);
(e)    that does not have a stated maturity or due date which is more than 180 days after the original invoice date of such Receivable;
(f)    that has been billed to the related Obligor;
(g)    that satisfies all applicable requirements of the Credit and Collection Policy and the applicable past practices of the Originators in all material respects;
(h)    that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the applicable Originator’s business, which Contract is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;
(i)    that is not subject to any right of rescission, set-off (including, without limitation, any such right arising from an Obligor making a deposit or similar payment to an Originator), counterclaim, any other defense against the applicable Originator (as its assignee) or Adverse Claim (other than Permitted Adverse Claims), and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given right to such Receivable;
(j)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;
(k)    that conforms in all material respects with all Applicable Laws;
(l)    for which the Administrator (for the benefit of each Purchaser) has a valid and enforceable ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims);
(m)    for which none of the Originators, the Seller and the Servicer has established any offset or netting arrangements with the related Obligor;

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(n)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by any Originator; provided, however, that a Receivable that is an FOB Receivable and that otherwise satisfies all the other criteria set forth in this definition shall not be deemed to be ineligible due to this clause (n) if such Receivable’s failure to satisfy the requirement set forth in this clause (n) arises solely due to such Receivable’s status as an FOB Receivable;
(o)    that constitutes an “account” as defined in the UCC, and that is not evidenced by instruments or chattel paper;
(p)    the Originator of such Receivable has not been designated as an Excluded Originator pursuant to Section 2.3 of this Agreement;
(q)    [reserved]
~~(r) [reserved]; and~~
(r)    the Originator of which is not a Subject Originator, unless and until such time, if any, that the Administrator and each Purchaser Agent has received (A) such information and reports with respect to Receivables originated by such Subject Originator, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, as the Administrator and each Purchaser Agent has reasonably requested from the Seller or the Servicer and (B) either (1) evidence reasonably satisfactory to the Administrator that Seller (or Servicer on its behalf) has instructed all Obligors of Receivables originated by such Subject Originator to deliver payments on such Receivables to an existing Lock-Box Account or (2) a duly executed Lock-Box Agreement (or amendment thereto) reasonably satisfactory to the Administrator relating to each account to which Seller (or Servicer on its behalf) has instructed Obligors of Receivables originated by such Subject Originator to make payments along with a corresponding update to Schedule II to this Agreement; and
(s)    that is not a Subject Airborne Receivable.
“Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Purchasers or Administrator of any applicable Anti-Terrorism Law if the Administrator were to obtain an encumbrance on, lien on, pledge of or security interest in such property, or provide services in consideration of such property.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.
“ERISA Affiliate” means a corporation, trade or business that is, along with the Seller, any Originator, or TransDigm, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Internal Revenue Code or section 4001 of ERISA.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal

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Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Seller, any Originator, TransDigm or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Seller, any Originator, TransDigm or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Seller, any Originator, TransDigm or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Seller, any Originator, TransDigm or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Seller, any Originator, TransDigm or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 5.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 5.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 5.11(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 5.11(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Concentration” means, as of any date of determination, the sum of the following (without duplication):
(i)    the amount (if any) by which the Outstanding Balance of Eligible Receivables of such Obligor then in the Receivables Pool exceeds an amount equal to the Concentration Percentage for such Obligor, multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(ii)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are the United States federal government or a United States federal governmental subdivision, affiliate or agency, exceeds 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iii)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligors of which are residents of countries other than the United States of America, exceeds 40.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iv)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligors of which are Eligible A Rated Foreign Obligors, exceeds 20.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

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(v)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligors of which are Eligible BBB- Rated Foreign Obligors, exceeds 7.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(vi)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligors of which are Eligible Non-IG Rated Foreign Obligors, exceeds 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(vii)    the aggregate of the amounts calculated for each country (other than the United States of America) in which Obligors of Pool Receivables are residents equal to the amount (if any) by which the Outstanding Balance of Eligible Receivables then in the Receivables Pool related Obligors that reside in any country set forth in the table below exceeds an amount equal to the applicable percentage for such country set forth in the table below, multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

Country	Permitted Concentration Percentage
Canada	20.00%
Germany	10.00%
United Kingdom of Great Britain and Northern Ireland	10.00%
Any country other than Canada, Germany and the United Kingdom of Great Britain and Northern Ireland	5.00%
(viii)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates that are more than 60 days but less than 91 days after the original invoice dates thereof exceeds 40.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(ix) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates after the original invoice dates thereof that are more than 90 days but less than 121 days exceeds 7.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(x)    the amount (if any) by which the FOB Destination Accrual exceeds 2.50% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(xi)    the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates that are more than 121 days but less than 180 days after the original invoice dates thereof exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

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provided, however, that the Majority Purchaser Agents shall have the right, upon 10 days’ prior notice to the Seller, to reduce (including to zero), in its sole discretion, the percentages used to determine the excess concentrations in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, provided, further, that if the long-term senior unsecured and uncredit-enhanced debt rating of TransDigm is at any time less than “B” by Standard & Poor’s or “B2” by Moody’s, then (x) the reference to 20.00% in clause (iv) above shall be automatically replaced with a reference to 10.00%, (y) the reference to 7.50% in clause (v) above shall be automatically replaced with a reference to 0.00% and (z) the reference to 2.50% in clause (vi) above shall be automatically replaced with a reference to 0.00%.
In the case of any Obligor which is an Affiliate of any other Obligor, “Excess Concentration” and the components thereof (including, without limitation, the Concentration Percentages and Outstanding Balances) shall be calculated as if such Obligors were a single Obligor.
“Excluded Receivable” means any indebtedness or other right to payment that is:
(a)    owed to Champion Aerospace LLC by United Technologies Corp., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Champion Aerospace LLC pursuant to that certain Supplier Agreement, between Champion Aerospace LLC (f/k/a Champion Aerospace Inc.) and Citibank, N.A., as amended and described on that certain Delaware financing statement, file number 41878000, filed on July 6, 2004;
(b)    owed to Champion Aerospace LLC by Honeywell International Inc., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Champion Aerospace LLC pursuant to that certain Agreement, dated around September 1998, between Champion Aerospace LLC and General Electric Capital Corporation, as amended and as described on that certain Delaware financing statement, file number 20122094904, filed on May 31, 2012;
(c)    owed to TransDigm Inc. by Honeywell International Inc., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by TransDigm Inc. pursuant to that certain Agreement, dated as of April 14, 1998, between TransDigm Inc. and General Electric Capital Corporation, as amended and as described on that certain Delaware financing statement, file number 54054830, filed on December 29, 2005;
(d)    owed to Transicoil LLC by Honeywell International Inc., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Transicoil LLC pursuant to that certain Agreement, dated as of July 26, 1999, between Transicoil LLC and General Electric Capital Corporation, as amended and as described on that certain Delaware financing statement, file number 20071318392, filed on April 9, 2007;
(e)    owed to Electromech Technologies LLC by United Technologies Corp., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Electromech Technologies LLC pursuant to that certain Supplier Agreement, between Electromech Technologies LLC and Citibank, N.A., as amended and as described on that certain Delaware financing statement, file number 41709478, filed on June 21, 2004;
(f)    owed to Electromech Technologies LLC by Hamilton Sundstrand Corporation, which indebtedness or right to payment has been or is required to be sold,

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transferred or pledged by Electromech Technologies LLC pursuant to that certain Supplier Agreement, between Electromech Technologies LLC and Citibank, N.A., as amended and as described on that certain Delaware financing statement, file number 51336446, filed on May 2, 2005;
(g)    owed to Norwich Aero Products, Inc. by United Technologies Corp., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Norwich Aero Products, Inc. pursuant to that certain Supplier Agreement, between Norwich Aero Products, Inc. and Citibank, N.A., as amended and as described on that certain New York financing statement, file number 200406220650904, filed on June 22, 2004;
(h)    owed to Norwich Aero Products, Inc. by Honeywell International Inc., which indebtedness or right to payment has been or is required to be sold, transferred or pledged by Norwich Aero Products, Inc. pursuant to that certain Agreement, dated as of July 26, 1999, between Norwich Aero Products, Inc. and General Electric Capital Corporation, as amended and as described on that certain New York financing statement, file number 200512236118719, filed on December 23, 2005;and
(i)    owing by a Sanctioned Person.
“Excluded Originator” has the meaning set forth in Section 2.3 of this Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in the Purchased Interest, Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in such Purchased Interest, Capital or Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 1.9, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 1.9(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exclusion Effective Date” has the meaning set forth in Section 2.3 of this Agreement.
“Exiting Notice” means a written notice by any Purchaser of such Purchaser’s refusal, pursuant to Section 1.12, to extend the then-scheduled Facility Termination Date hereunder.
“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any U.S. Treasury regulations promulgated thereunder or official IRS interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

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“Facility Termination Date” means the earliest to occur of: (a) July ~~25~~24, ~~2023~~2024, subject to any extension pursuant to Section 1.12 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.1(b) of this Agreement and (d) the date that is 60 days after the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning set forth in Section 1.5 of the Agreement.
“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Fee Letter.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) all amounts owed to the Administrator, the Purchaser Agents and the Purchasers by the Seller, the Originators, the Servicer and the Performance Guarantor under this Agreement and the other Transaction Documents (including, without limitation, all Discount and Fees) have been paid and (ii) the Aggregate Capital is reduced to zero.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings, TransDigm or the Seller, as applicable.
“First Tier Purchase and Sale Agreement” means the First Tier Purchase and Sale Agreement, dated as of the date hereof, among TransDigm and the Persons from time to time party thereto as “Originators”, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“First Tier Purchase Facility” has the meaning set forth in Section 1.1 of the First Tier Purchase and Sale Agreement.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Funded Purchase” has the meaning set forth in Section 1.2(a) of this Agreement.
“FOB Destination Accrual” means at any time the amount, determined as of the most recent calendar quarter ended, of reserves, accruals or liabilities set forth on the books and records of each Originator related to FOB Receivables.
“FOB Receivables” means a Receivable for which the goods giving rise to such Receivable have been shipped to, but have not yet been received by, the related Obligor, and for which the title to or risk of loss has not yet passed to such Obligor.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect from time to time.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Group A Obligor” means any Obligor (or, if such Obligor is not rated, its parent company) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor (or, if applicable, such parent company) does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor (or, if applicable, such parent company) does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group B Obligor” means any Obligor that is not a Group A Obligor, which Obligor (or, if such Obligor is not rated, its parent company) has a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor (or, if applicable, such parent company) does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group C Obligor” means any Obligor that is not a Group A Obligor or Group B Obligor, which Obligor (or, if such Obligor is not rated, its parent) has a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor (or, if applicable, such parent company) does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.
“Group Commitment” means, with respect to any Purchaser Group, the aggregate amount of the Commitments of all Committed Purchasers in such Purchaser Group on its Purchaser Agent’s signature page hereto or in the Assumption Agreement or other agreement pursuant to which the members of such Purchaser Group became a party hereto, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b).
“Group Commitment Percentage” means with respect to any Purchaser Group, a fraction (expressed as a percentage) (i) the numerator of which is the Group Commitment of such Purchaser Group and (ii) the denominator of which is the aggregate Group Commitments of all Purchaser Groups.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.
“Holdings” means TransDigm Group Incorporated, a Delaware corporation.

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“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller, TransDigm or any of their Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Information Package” means a report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to the Agreement, reflective of the Receivables Pool as of the end of the most recently completed calendar month.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interim Report” means each Cash Release Report and Weekly Report.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“LCR Security” means any commercial paper or security (other than equity securities issued to Transdigm or any Originator that is a consolidated subsidiary of Transdigm under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197. 61440 et seq. (October 10, 2014).
“Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“Lock-Box Account” means each account listed on Schedule II to this Agreement and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

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“Lock-Box Agreement” means an agreement, among the Seller, the Servicer, a Lock-Box Bank and the Administrator, governing the terms of the related Lock-Box Accounts, in each case acceptable to the Administrator.
“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.
“Loss Horizon Ratio” means, as of any date of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed by dividing:
(a) the sum of:
(i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the five (5) calendar months most recently ended (provided, however, that at any time with five (5) Business Days prior written notice to the Seller and the Servicer the Administrator, in its sole discretion, may (or shall if so directed by any Purchaser Agent) increase the number of months set forth in this clause (i) from five (5) calendar months to six (6) calendar months for any future date of determination), plus
(ii) the product of (A) the lesser of (x) forty percent (40%) and (y) the ratio (expressed as a percentage) of (I) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates that are more than 61 days but less than 90 days after the original invoice dates thereof, to (II) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, times (B) the aggregate initial Outstanding Balance of all Pool Receivables generated by all Originators during the sixth most recently ended calendar month (or, if the number of calendar months in clause (i) above has been increased to six (6) calendar months, then the seventh most recently ended calendar month), plus
(iii) the product of (A) the lesser of (x) seven and a half percent (7.50%) and (y) the ratio (expressed as a percentage) of (I) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates that are more than 91 days but less than 120 days after the original invoice dates thereof, to (II) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, times (B) the aggregate initial Outstanding Balance of all Pool Receivables generated by all Originators during the seventh most recently ended calendar month (or, if the number of calendar months in clause (i) above has been increased to six (6) calendar months, then the eighth most recently ended calendar month), plus
(iv) the product of (A) 2.00, times (B) the lesser of (x) five percent (5%) and (y) the ratio (expressed as a percentage) of (I) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool with stated maturities or due dates that are more than 121 days but less than 180 days after the original invoice dates thereof, to (II) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, times (C) the aggregate initial Outstanding Balance of all Pool Receivables generated by all Originators during the eighth most recently ended calendar month (or, if the number of calendar months in clause (i) above has been increased to six (6) calendar months, then the ninth most recently ended calendar month), by
(b) the Net Receivables Pool Balance as of such date.

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“Loss Reserve” means, as of any date of determination, an amount equal to: (a) the Aggregate Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.
“Loss Reserve Percentage” means, on any date, the product of (a) 2.25, times (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, times (c) the Loss Horizon Ratio.
“Majority Purchaser Agents” means, at any time, the Purchaser Agents for the Purchaser Groups with Group Commitments that aggregate more than 50% of the Purchase Limit; provided, however, that so long as the Group Commitment of any single Purchaser Group is greater than 50% of the Purchase Limit, then “Majority Purchaser Agents” shall mean a minimum of two unaffiliated Purchaser Agents for Purchaser Groups with Group Commitments that aggregate more than 50% of the Purchase Limit.
“Material Adverse Effect” means a material adverse effect on any of the following:
(a)    the assets, operations, business or financial condition of TransDigm, the Servicer, any Originator or the Seller;
(b)    the ability of any of TransDigm, the Servicer, any Originator or the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
(c)    the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectability of any material portion of the Pool Receivables; or
(d)    the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.
“Material Debt” means Debt (other than Debt under this Agreement) for borrowed money (including notes, bonds and other similar instruments) of any one or more of Holdings, TransDigm and its Subsidiaries in an aggregate principal amount exceeding $50,000,000 (or, in the case of such Debt of the Seller, in an aggregate principal amount exceeding $14,425).
“Minimum Dilution Reserve” means, as of any date of determination, the product of (a) the Aggregate Capital, and (b)(i) the Minimum Dilution Reserve Percentage, divided by (ii) 100% minus the Minimum Dilution Reserve Percentage.
“Minimum Dilution Reserve Percentage” means, as of any date of determination, the product (expressed as a percentage) of (a) the arithmetic average of the Dilution Ratios for the twelve most recent calendar months at such time, multiplied by (b) the Dilution Horizon Ratio.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA to which the Seller, any Originator, TransDigm, or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Net Receivables Pool Balance” means, as of any date of determination: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Originator” means each Person from time to time party to the First Tier Purchase and Sale Agreement or the Second Tier Purchase and Sale Agreement in the capacity of an “Originator” thereunder.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document.
“Outstanding Balance” means, as of any date of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than 0.00%, then such rate shall be deemed to be 0.00%. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.
“Participant Register” has the meaning set forth in Section 6.3(b) of this Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Performance Guarantor” means TransDigm.

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“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor, in favor of the Administrator for the benefit of the Administrator, the Purchasers, the Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Adverse Claims” means any Adverse Claim (a) created under the Transaction Documents (including liens created in favor of Lock-Box Banks to the extent permitted under the terms of the Lock-Box Agreements), (b) as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced or threatened and that secure the payment of taxes, assessments and/or governmental charges or levies, if and to the extent the same are either (x) not yet due and payable or (y) being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, but, in any case, only to the extent that such Adverse Claim securing payment of such taxes or assessments or other governmental charges constitutes an inchoate tax lien, and (c) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Adverse Claims arising in the ordinary course of business, in any case, as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced or threatened.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA sponsored, maintained or contributed to by the Seller, any Originator, TransDigm or any ERISA Affiliate.
“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

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“Purchase Date” means the date of which a Purchase or a reinvestment is made pursuant to this Agreement.
“Purchase Facility” means collectively the First Tier Purchase Facility and the Second Tier Purchase Facility.
“Purchase Limit” means $~~350,000,000~~450,000,000, as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any extension pursuant to Section 1.12. References to the unfunded portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the Aggregate Capital.
“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as the following fraction (expressed as a percentage):
Aggregate Capital + the Cash Collateral Account Support Amount + Total Reserves
Net Receivables Pool Balance
The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser and/or each Committed Purchaser.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement or otherwise in accordance with this Agreement.
“Purchaser Group” means each Conduit Purchaser (if any), together with each Committed Purchasers and related Purchaser Agent.
“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.
“Purchasing Committed Purchaser” has the meaning set forth in Section 6.3(c) of this Agreement.
“Rating Agency” mean each of Standard & Poor’s, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).
“Receivable” means any indebtedness and other obligations owed to any Originator or the Seller or any right of the Seller or any Originator to payment from or on behalf of an Obligor or any right to reimbursement for funds paid or advanced by the Seller or any Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument, general intangible, in each instance arising in connection with the sale of goods or the rendering of services by or on behalf of any Originator or the Seller (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto; provided, however, that Excluded Receivables shall not constitute Receivables. Indebtedness and other obligations arising from any one transaction,

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including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Second Tier Purchase and Sale Agreement prior to the Facility Termination Date.
“Register” has the meaning set forth in Section 6.3(g) of this Agreement.
“Related Rights” has the meaning set forth in Section 1.1 of the Second Tier Purchase and Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Seller’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Seller’s and each Originator’s rights, interests and claims under the Contracts relating to such Receivable solely to the extent such rights, interests and claims relate to and arise out of such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all of the Seller’s rights, interests and claims under the Second Tier Purchase and Sale Agreement and the other Transaction Documents;
(f)    all of the Seller’s rights, interests and claims under the First Tier Purchase and Sale Agreement (as assignee of TransDigm) and the other Transaction Documents; and
(g)    all the products and proceeds of any of the foregoing.
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with an Governmental Authority in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Purchasers, the Purchaser Agents or Administrator to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any

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payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) any Pool Asset becomes Embargoed Property.
“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV to the Agreement.
“Sanctioned Jurisdiction”  means any country, territory, or region that is the subject of sanctions administered by OFAC.
“Sanctioned Person”  means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.
“SEC” shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.
“Second Tier Purchase and Sale Agreement” means the Second Tier Purchase and Sale Agreement, dated as of the date hereof, among TransDigm, the Seller and the Servicer, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Second Tier Purchase Facility” has the meaning set forth in Section 1.1 of the Second Tier Purchase and Sale Agreement.
“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council and any related guidelines, guidance and regulatory technical standards or implementing technical standards (including any such guidelines or standards which are applicable pursuant to any transitional provisions of the Securitisation Regulation).
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.
“Senior Subordinated Notes Indentures” means (i) the Indenture, dated as of December 14, 2010 (as amended, restated, supplemented or otherwise modified from time to time), among TransDigm, as issuer, Holdings, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which TransDigm’s 7.75% Senior Subordinated Notes due 2018 were issued and (ii) the Indenture, dated as of October 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time), among TransDigm, as issuer, Holdings, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which TransDigm’s 5.50% Senior Subordinated Notes due 2020 were issued.
“Servicer” has the meaning set forth in the preamble to this Agreement.

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“Servicing Fee” shall mean the fee referred to in Section 4.6(a) of this Agreement.
“Servicing Fee Rate” shall have the meaning set forth in Section 4.6(a) of this Agreement.
“Settlement Date” means the twenty-fifth (25th) day of each calendar month (or if such day is not a Business Day, the next occurring Business Day), provided, that on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator from time to time (it being understood and agreed that the Administrator may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.
“Settlement Period” means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).
“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:

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(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subject Airborne Receivable” means any Receivable, the Originator of which is Airborne Systems North America of CA Inc., and the Obligor thereof is a resident of Algeria, the United Arab Emirates, Saudi Arabia or South Korea.
“Subject Originator” means Calspan Aero Systems Engineering, Inc., a Minnesota corporation, Calspan, LLC, a New York limited liability company, Calspan Systems, LLC, a Virginia limited liability company, and Calspan Air Services, LLC, a New York limited liability company.
“Subject Performance Trigger Holiday” means any period designated as such by the Servicer upon (x) the Servicer’s delivery of a written notice to such effect to the Administrator and each Purchaser Agent and (y) the Seller’s deposit of any amount equal to the Cash Collateral Account Required Amount in the Cash Collateral Account, which period shall begin at the beginning of the Settlement Period designated by the Servicer and end on the earlier of (i) the date on which the Servicer provides written notice to the Purchaser Agent, (ii) the end of the third consecutive Settlement Period following the inception of such Subject Performance Trigger Holiday and (iii) the date, if any, on which an amount less than the Cash Collateral Account Required Amount is then on deposit on the Cash Collateral Account.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).
“Term SOFR Rate” shall mean, with respect to any amount for which the Term SOFR Reference Rate applies for any day in any Settlement Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a term of three month on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Settlement Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to the Agreement. For the avoidance of doubt, any Termination Event that occurs shall be deemed to be continuing unless and until such Termination Event has been waived in accordance with the terms of the Agreement.
“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of the Loss Reserve plus the Dilution Reserve and (ii) the sum of the Minimum Dilution Reserve plus the Concentration Reserve.
“Transaction Documents” means this Agreement, the Lock-Box Agreements, each Fee Letter, the First Tier Purchase and Sale Agreement, the Second Tier Purchase and Sale Agreement, the Performance Guaranty and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Transaction Information” shall mean any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Seller, the Originator, the Servicer or the Receivables; provided that, for the avoidance of doubt, “Transaction Information” shall not include any information which is publicly available or was provided by TransDigm or any of its Affiliates to any nationally recognized statistical rating organization (other than information solely related to the Receivables subject to this

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Agreement) in connection with such rating organization providing a rating or proposing to provide a rating to, or monitoring an existing rating of TransDigm or any of its Affiliates or any debt securities of any of the foregoing.
“TransDigm” has the meaning set forth in the preamble to this Agreement.
“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unencumbered Excluded Receivable” means an Excluded Receivable owned solely by an Originator that is not subject to an Adverse Claim.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 1.9.
“Weekly Report” means a report substantially in the form of Annex G-2.
“Weekly Reporting Period” means the period (i) beginning on the tenth (10th) Business Day after the date, if any, on which either (a) the Administrator delivers a notice in writing to the Servicer that it is then requiring the delivery of Weekly Reports hereunder or (b) the Majority Purchaser Agents (or if there are only two Purchaser Groups, any Purchaser Agent) delivers a notice in writing to the Servicer that it is then requiring the delivery of Weekly Reports hereunder and (ii) ending on the date on which the Administrator (or, if such Weekly Reporting Period began pursuant to clause (i)(b) above, the Majority Purchaser Agents) otherwise delivers a notice in writing to the Servicer that it is no longer requiring the delivery of Weekly Reports.
“Withholding Agent” means the Seller, the Servicer and the Administrator.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield Reserve” means, as of any date of determination, an amount equal to (a) the Aggregate Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 1, minus the Yield Reserve Percentage on such date.
“Yield Reserve Percentage” means, as of any date of determination the following amount (expressed as a percentage):
1.50 x DSO x (BR + SFR)

where:
BR    =    the Base Rate in effect at such time,
DSO    =    the Days’ Sales Outstanding, and

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SFR    =    the Servicing Fee Rate.
Other Terms. Except as otherwise expressly defined or otherwise provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or, if not defined in GAAP (as reasonably determined by the Servicer in good faith), as in effect from time to time. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

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EXHIBIT II
CONDITIONS OF PURCHASES
1.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received on or before the Closing Date, each of the following, each in form and substance reasonably satisfactory to the Administrator:
(a)    A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto;
(b)    Copies of: (i) the resolutions or unanimous written consents of the board of directors (or equivalent governing body) of each of the Seller, TransDigm and the other Originators authorizing the execution, delivery and performance by the Seller, TransDigm and each other Originator, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the certificate of incorporation (or equivalent organizational documents) and by-laws (or equivalent governing documents) of the Seller, TransDigm and each other Originator, in each case, certified by the Secretary or Assistant Secretary (or equivalent authorized person) of the applicable party;
(c)    A certificate of the Secretary or Assistant Secretary (or equivalent authorized person) of each of the Seller, TransDigm and each other Originator certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, TransDigm and each other Originator, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the applicable party;
(d)    Proper financing statements (Form UCC-1), duly authorized and suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of TransDigm, the Seller and the Administrator (for the benefit of the Purchasers) contemplated by the First Tier Purchase and Sale Agreement, the Second Tier Purchase and Sale Agreement and this Agreement;
(e)    Proper financing statement amendments (Form UCC-3) duly authorized and suitable for filing under the UCC or other Applicable Laws of all jurisdictions that the Administrator may deem necessary or desirable to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators or the Seller;
(f)    Completed UCC search reports, dated on or shortly before the Closing Date, listing the financing statements filed in all applicable jurisdictions that name the Originators or the Seller as debtor or grantor, together with copies of such financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the PBGC in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets other than any Adverse Claims that are released as of the Closing Date;
(g)    Favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator and each Purchaser Agent, of (i) Jones Day LLP, special counsel for Seller, the Originators and TransDigm, and/or in-house counsel for Seller, the Originators and TransDigm, covering such matters as the

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Administrator or any Purchaser Agent may reasonably request, including, without limitation, enforceability matters, certain bankruptcy matters, and, solely with respect to the Seller, TransDigm and the Originators organized in Delaware, New York, California, Texas and Florida, certain organizational, perfection and priority matters, (ii) Shipman & Goodwin LLP, special counsel to the Originator organized in Connecticut, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, certain organizational, perfection and priority matters with respect to such Originator, (ii) Gable Gotwals, special counsel to the Originator organized in Oklahoma, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, certain organizational, perfection and priority matters with respect to such Originator and (iii) Perkins Coie LLP, special counsel to the Originator organized in Washington, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, certain organizational and perfection matters with respect to such Originator;
(h)    A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing;
(i)    Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by any Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and any applicable Fee Letter;
(j)    Good standing certificates with respect to each of the Seller, the Originators, TransDigm and the Performance Guarantor issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business;
(k)    A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request;
(l)    Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request; and
(m)    Proper financing statement amendments (Form UCC-3) duly authorized and suitable for filing under the UCC or other Applicable Laws of all jurisdictions to release all security interests and other rights of Credit Suisse AG in the Receivables, Contracts or Related Security previously granted by the Originators to Credit Suisse AG and a letter agreement executed by Credit Suisse AG releasing such collateral and authorizing the filing of such financing statements.
2.    Conditions Precedent to All Funded Purchases and Reinvestments. Each Purchase, including the initial Funded Purchase and reinvestment shall be subject to the further conditions precedent that:
(a)    in the case of each Funded Purchase the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Information Package to reflect the level of the Aggregate Capital and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and
(b)    on the date of such Funded Purchase or reinvestment, as the case may be, the following statements shall be true and correct (and acceptance of the proceeds of such Funded

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Purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
(i)    the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Funded Purchase or reinvestment, as the case may be, as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such Funded Purchase, that constitutes a Termination Event or an Unmatured Termination Event; and, in the case of reinvestments, no event has occurred and is continuing or would result from such reinvestment that constitutes a Termination Event;
(iii)    the Aggregate Capital, after giving effect to any such Funded Purchase or reinvestment, as the case may be, shall not be greater than the Purchase Limit, and the Purchased Interest shall not exceed 100%;
(iv)    the Facility Termination Date has not occurred; and
(v)    after giving effect to such Funded Purchase, amounts on deposit in such Cash Collateral Account shall equal or exceed the Cash Collateral Account Required Amount.

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EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1.    Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement and as of each other date specified in Section 5 of this Exhibit III that:
(a)    Existence and Power. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of Applicable Law or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than any Adverse Claim created in connection with this Agreement).
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information (other than projections, forward looking statements, budgets, estimates and general market data) heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its properties, in or before any court, arbitrator or other body.
(f)    Lock-Box Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement, and all Lock-Box Accounts are subject to Lock-Box Agreements. The Seller has delivered a copy of all Lock-Box Agreements to the Administrator. The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and the applicable Lock-Box Bank and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.
(g)    No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect.

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(h)    Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at the address of such party set forth on Schedule V hereto.
(i)    Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(j)    Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is, as of the date of such calculation, an Eligible Receivable.
(k)    Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy and acted in a manner consistent with the past practices of the Originators with regard to each Receivable originated by each Originator.
(l)    Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exemptions and exclusions may also be available.
(m)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any laws of the United States or laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Pool Assets are Embargoed Property.
(ii)    Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such laws.
(n)    Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(o)    Liquidity Coverage Ratio. The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of Transdigm under generally accepted accounting principles.

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(p)    Beneficial Ownership Regulation.  As of July 30, 2019, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
2.    Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement and as of each other date specified in Section 5 of this Exhibit III that:
(a)    Existence and Power. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings and disclosures made under securities laws, and do not contravene, or constitute a default under, any provision of any material agreement to which it is a party or of any Applicable Law or of the certificate of formation of the Servicer or of any judgment, injunction, order or decree or agreement or other instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer (other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or any Adverse Claim that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information (other than projections, forward looking statements, budgets, estimates and general market data) heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, as to which there is a reasonable possibility of an adverse determination and that if, adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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(f)    No Material Adverse Effect. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.
(g)    Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy and acted in a manner consistent with the past practices of the Originators with regard to each Receivable originated by each Originator.
(h)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Financial Information. The consolidated balance sheet and statement of earnings, shareholders’ equity and cash flows of Holdings and its consolidated Subsidiaries as of June 29, 2013, copies of which have been delivered to the Administrator, fairly present in all material respects the financial position and the results of operations and cash flows of Holdings and its consolidated Subsidiaries, as of such date and for such period in accordance with GAAP, subject to the absence of footnotes and normal-year end adjustments in the case of any quarterly reports.
(j)    Lockbox Accounts. On or prior to the Closing Date, the Servicer has transferred and assigned all of its rights, title, and interest in and to, and remedies, powers, and privileges in respect of, the Lock-Box Accounts to the Seller.
(k)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any laws of the United States or laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Pool Assets are Embargoed Property.
(ii)    Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such laws.
(l)    Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has delivered, in writing or orally, to any Rating Agency providing or proposing to provide a rating to, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction information with any Rating Agency without the participation of such Purchaser Agent.
(m)    Risk Retention:
(i)    TransDigm has retained a material net economic interest in the Receivables in an amount at least equal to 5% of the nominal value of the Receivables in a manner permitted by, the Securitisation Regulation and has not entered into any credit risk mitigation or any short positions or any other hedge in a manner with respect to such net economic interest, except to the extent permitted by the Securitisation Regulation.
(ii)    TransDigm (A) was not established for, and does not operate for, the sole purpose of securitizing exposures, (B) has, and shall continue to invest in and hold assets,

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securities and other investments excluding the material net economic interest in the Seller and the Receivables, and (C) has, and shall continue to have, the capacity to meet its general payment and other obligations and absorb credit loss through resources other than the Receivables and the material net economic interest in the Seller.
(iii)     TransDigm shall notify the Administrator promptly and in any event within five (5) Business Days of: (A) any change in the identity of the Person or Persons, if any, through which it is retaining and holding the membership interests of the Seller or (B) any breach of its undertaking in paragraph (i) above.
(iv)    The Servicer shall (x) in each Information Package and (y) from time to time, at the written request of any Purchaser and within five (5) Business Days of such request, deliver to the Administrator and each Purchaser confirmation (in the form of a certification that it is in compliance with this covenant) that it is in compliance with its undertaking in paragraph (i) above.
(v)    TransDigm and the Originators granted all the credits giving rise to the Receivable on the basis of a sound and well-defined underwriting criteria; and have, and shall maintain clearly established processes for approving, amending, modifying or renewing the Receivables and has effective systems in place to apply those criteria and processes to ensure that the Receivables are granted based on a thorough assessment of each Obligor’s creditworthiness.
(n)    Securitisation Regulation Information. The Servicer covenants that it shall, from time to time upon reasonable request by any Purchaser which is subject to the Securitisation Regulation, (i) provide to the Administrator and such Purchaser all information which the Administrator or such Purchaser reasonably requests in order for the Administrator or the Purchaser, as applicable, to comply with any of its obligations under the Securitisation Regulation, and (ii) take such further action, provide such information and enter into such other agreements not otherwise provided for hereunder as may be reasonably required by any Purchaser which is subject to the Securitisation Regulation in order for each such Purchaser to comply with its obligations under the Securitisation Regulation in relation to the Transaction Documents and the transactions contemplated hereby.
3.    Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security as of the date of execution of this Agreement and as of each other date specified in Section 5 of this Exhibit III:
(a)    The Receivables.
(i)        Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims (other than Permitted Adverse Claims), and is enforceable as such as against creditors of and purchasers from the Seller.
(ii)        Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim (other than Permitted Adverse Claims).
(iii)        Perfection and Related Security. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Receivables and Related Security

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from each Originator to TransDigm pursuant to the First Tier Purchase and Sale Agreement, from TransDigm to Seller pursuant to the Second Tier Purchase and Sale Agreement and the sale and security interest therein from the Seller to the Administrator under this Agreement.
(b)    The Lock-Box Accounts.
(i)        Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)        Ownership. Each Lock-Box Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim (other than Permitted Adverse Claims).
(iii)        Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed, following the delivery of a notice of control by the Administrator, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.
(c)    Priority.
(i)        Other than the transfer of the Receivables to TransDigm, the Seller and the Administrator under the First Tier Purchase and Sale Agreement, Second Tier Purchase and Sale Agreement and this Agreement, respectively, and/or the security interest granted to TransDigm, the Seller and the Administrator under the First Tier Purchase and Sale Agreement, Second Tier Purchase and Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. Neither any of the Originators nor the Seller has authorized the filing of, or is aware of any financing statements against either the Seller, any Originator or any of their properties that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by an Originator to TransDigm under the First Tier Purchase and Sale Agreement, (ii) relating to the sale thereof by TransDigm to Seller under the Second Tier Purchase and Sale Agreement, relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.
(ii)        (A) There are no judgment, ERISA or tax lien filings against the Seller and (B) there are no judgment, ERISA or tax lien filings against the Servicer or any Originator which would reasonably be expected to have a Material Adverse Effect.
(iii)        The Lock-Box Accounts are not in the name of any person other than the Seller. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator.
(d)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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4.    Ordinary Course of Business. The Seller represents and warrants that each remittance of Collections by or on behalf of the Seller to the Administrator and the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.
5.    Reaffirmation of Representations and Warranties. On the date of each Purchase hereunder, and on the date each Information Package, Interim Report or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no event has occurred and is continuing, or would result from any such Purchase, which constitutes a Termination Event or Unmatured Termination Event.

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EXHIBIT IV
COVENANTS
1.    Covenants of the Seller. At all times from the Closing Date until the Final Payout Date:
(a)    Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
(i)        Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited income statement and balance sheet of the Seller certified by a Financial Officer of the Seller.
(ii)        Information Packages and Interim Reports. (A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month and (B) during a Weekly Reporting Period, not later than 1:00 p.m. (New York City time) on the fourth Business Day of each calendar week, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the immediately preceding calendar week.
(iii)        Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.
(iv)        Annual Financial Statements of Holdings. Within ninety (90) days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Administrator (without a “going concern” explanatory note or any similar qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.
(v)        Quarterly Financial Statements of Holdings. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.
(vi)        Other Reports and Filings. Promptly (but in any event within ten Business Days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings, TransDigm or any of its consolidated Subsidiaries shall publicly file with the SEC.

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(vii)    Electronic Delivery. Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrator and each Purchaser Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov or on TransDigm’s website at www.transdigm.com.
(b)    Notices. The Seller (or the Servicer on its behalf) will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a Financial Officer or other officer of TransDigm or the Seller who is involved in the on-going administration of the transactions contemplated under the Transaction Documents learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)        Notice of Termination Events or Unmatured Termination Events. A statement of a Financial Officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.
(ii)        Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.
(iii)        Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding involving Seller.
(iv)        Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)        ERISA and Other Claims. The occurrence of any ERISA Event that, together, with all other ERISA Events that have occurred and are continuing, would reasonably be expected to have a Material Adverse Effect.
(c)    Conduct of Business. The Seller will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.
(d)    Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(e)    Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, at any time and from time to time during regular business hours with reasonable prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit

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the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters; provided that the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such examination and visit per year, unless a Termination Event has occurred and is continuing and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided that the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year, unless a Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Lock-Box Accounts. The Seller (or the Servicer on its behalf) will, and will cause each  Originator and the Servicer to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of the Servicer and the Originators.  If any such payments or other Collections are received by the Seller, Servicer or any Originator, Seller shall (or shall cause such Person to) hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  The Seller will not permit the funds other than Collections on Pool Receivables, other Pool Assets and, unless a Termination Event or Unmatured Termination Event has occurred and is continuing, Unencumbered Excluded Receivables to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Seller shall (or shall cause the Servicer to) promptly (but in any event within two Business Days after such deposit) identify and remove such funds from any Lock-Box Account.  The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds other than, so long as (x) no Termination Event or Unmatured Termination Event has occurred and is continuing and (y) the amount of Unencumbered Excluded Receivables does not exceed $5,000,000 in any calendar month, Unencumbered Excluded Receivables.  The Seller shall only add or replace, and shall only permit the Servicer or an Originator to add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank.  The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator. Upon the occurrence of a Termination Event or Unmatured Termination Event, the Seller shall instruct the obligor of each Unencumbered Excluded Receivable to cease remitting payments with respect to all Unencumbered Excluded Receivables to any Lock-Box Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Lock-Box Account or Lock-Box) from time to time identified to such obligor.
(g)    Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) upon (including, without limitation, the

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filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof .
(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, waive, amend or otherwise modify the terms of any Pool Receivable, or amend, waive or otherwise modify in material respect any term or condition of any Contract related thereto, other than in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators, without the prior written consent of the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy and act in a manner consistent with the past practices of the Originators with regard to each Receivable and the related Contract.
(i)    Change in Business. The Seller will not (i) make any change in the character of its business, which change would materially and adversely impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Majority Purchaser Agents. The Seller shall not make any change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.
(j)    Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than TransDigm. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable in the reasonable discretion of the Seller for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Servicer of any Originator to) add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

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(l)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims), in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
(m)    Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents.
(n)    Restricted Payments. Except as described in the following sentence, the Seller will not: (A) purchase or redeem any shares of its membership interest, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”). The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this Agreement; provided however, that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and is continuing or would result from such Restricted Payment.
(o)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement, or Debt in an amount not exceeding $14,425 in the aggregate in respect of netting services, overdraft protections and otherwise in connection with deposit accounts blocked by a Lock-Box Agreement that is incurred in the ordinary course of business and is due and payable or (iii) form any Subsidiary or make any investments in any other Person; provided, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(p)    Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the applicable Fee Letter) and (ii) other legal and valid corporate purposes.
(q)    Minimum Funding Requirement. The Seller will at all times prior to the Facility Termination Date maintain a minimum outstanding amount of Aggregate Capital in an amount equal to the lesser of: (i) 75% of the Purchase Limit at such time and (ii) 100% of (a) the Net Receivables Pool Balance at such time minus (b) the Total Reserves at such time.
(r)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    The Seller shall promptly notify the Administrator and each of the Purchaser Agents in writing upon the occurrence of a Reportable Compliance Event.

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(ii)    The Seller shall conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such laws.
(iii)    The Seller shall not: (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchase Facility to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Purchase Facility with funds derived from any unlawful activity; (d) permit any Pool Asset to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Purchaser or Administrator to violate any sanctions administered by OFAC.
(iv)    The Seller not, and will not permit any its Subsidiaries to directly or indirectly, use the Capital or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
(s)    Liquidity Coverage Ratio. The Seller shall not issue any LCR Security.
(t)    Beneficial Ownership Regulation.  Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Seller shall execute and deliver to the Administrator a Certificate of Beneficial Ownership complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrator.
2.    Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
(a)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish or cause to be furnished to the Administrator and each Purchaser Agent:
(i)        Information Packages and Interim Reports. ((A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month and (B) during a Weekly Reporting Period, not later than 1:00 p.m. (New York City time) on the fourth Business Day of each calendar week, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the immediately preceding calendar week.
(ii)        Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.
(iii)        Compliance Certificates. (a) Concurrently with each delivery by the Seller (or the public availability) of Holding’s quarterly and annual financial statements pursuant to Sections 1(a)(iv) and 1(a)(v) of this Exhibit IV, a compliance certificate

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substantially in the form attached as Annex F signed by its chief accounting officer or treasurer solely in their capacities as officers of TransDigm stating that no Termination Event or Unmatured Termination Event has occurred and is continuing, or if any Termination Event or Unmatured Termination Event has occurred and is continuing, stating the nature and status thereof.
(b)    Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a Financial Officer or other officer of TransDigm or the Servicer who is involved in the on-going administration of the transactions contemplated under the Transaction Documents learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)        Notice of Termination Events or Unmatured Termination Events. A statement of the Financial Officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.
(ii)        Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
(iii)        Litigation. (A) The institution of any litigation, arbitration proceeding or governmental proceeding involving Seller or (B) the institution of any litigation, arbitration proceeding or governmental proceeding involving Servicer, or any Affiliate thereof (other than the Seller) which, in the case of Servicer or any such Affiliate (other than the Seller), as to which there is a reasonable possibility of an adverse determination and that if, adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(iv)        Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)        Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vi)        Material Adverse Change. A development in the business, operations, property or financial or other condition of any Originator, the Servicer or the Seller that results in, or would reasonably be expected to have a Material Adverse Effect.
(c)    Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a corporation in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.

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(d)    Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, at any time and from time to time during regular business hours with reasonable prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters; provided that the Servicer shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such examination and visit per year, unless a Termination Event has occurred and is continuing and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided that the Servicer shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year, unless a Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Lock-Box Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Servicer will not permit the funds other than Collections on Pool Receivables, other Pool Assets and, unless a Termination Event or Unmatured Termination Event has occurred and is continuing, Unencumbered Excluded Receivables to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly (but in any event within two Business Days after any such Deposit) identify and remove such funds from any Lock-Box Account. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds other than, so long as (x) no Termination Event or Unmatured Termination Event has occurred and is continuing and (y) the amount of Unencumbered Excluded Receivables does not exceed $5,000,000 in any calendar month, Unencumbered Excluded Receivables. The Servicer shall only add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator. Upon the occurrence of a Termination Event or Unmatured Termination Event, the Servicer shall instruct the obligor of each Unencumbered Excluded Receivable to cease remitting payments with

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respect to all Unencumbered Excluded Receivables to any Lock-Box Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Lock-Box Account or Lock-Box) from time to time identified to such obligor.
(g)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, waive, amend or otherwise modify the terms of any Pool Receivable, or amend, waive or otherwise modify in any material respect any term or condition of any Contract related thereto, other than in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators, without the prior written consent of the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy and act in a manner consistent with the past practices of the Originators with regard to each Pool Receivable and the related Contract.
(h)    Change in Business. The Servicer will not (i) make any change in the character of its business, which change would materially and adversely impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a material adverse effect on the collectability of the Pool Receivables or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Majority Purchaser Agents. The Servicer shall not make any material change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.
(i)    Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(j)    Change in Payment Instructions to Obligors. The Servicer shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).
(k)    Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims) in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from

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time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Majority Purchaser Agents.
(l)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Purchasers) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. The Seller shall provide to the Administrator and the Purchaser Agents such information and documentation as may reasonably be requested by the Administrator or any Purchaser Agents from time to time for purposes of compliance by the Administrator or such Purchaser Agents with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator or such Purchaser Agents to comply therewith. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrator, at the Servicer’s own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.
(m)    Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(n)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    The Servicer shall promptly notify the Administrator and each of the Purchaser Agents in writing upon the occurrence of a Reportable Compliance Event.
(ii)    The Servicer shall, and shall cause its Subsidiaries to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such laws.
(iii)    The Seller shall not, and shall not permit any its Subsidiaries to: (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchase Facility to fund any operations in,

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finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Purchase Facility with funds derived from any unlawful activity; (d) permit any Pool Asset to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Purchaser Agent or Administrator to violate any sanctions administered by OFAC.
(iv)    The Seller not, and will not permit any its Subsidiaries to directly or indirectly, use the Capital or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
3.    Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from TransDigm, the Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of TransDigm, the Originators and any other Person, and is not a division of TransDigm, the Originators or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
(a)    The Seller will be a limited liability company whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets as contemplated under the Transaction Documents, (ii) entering into agreements for the selling and servicing of the Receivables Pool as contemplated under the Transaction Documents, (iii) making dividends to its parent as permitted under the Transaction Documents and (iv) conducting such other activities as it deems necessary or appropriate to carry out its primary activities
(b)    The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of TransDigm, any Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;
(c)    (i) Not less than one member of the Seller’s board of managers or other governing body (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of TransDigm, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with TransDigm, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of Insolvency Proceedings against it or

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could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is reasonably acceptable to the Administrator (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent). Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, TransDigm, any Originator or any of their respective Affiliates;
(e)    The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(f)    Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as TransDigm or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees;
(g)    The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Seller’s Share of the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with TransDigm or any Originators (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that TransDigm, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(h)    The Seller’s operating expenses will not be paid by TransDigm or any Originator or any Affiliate thereof;
(i)    The Seller’s books and records will be maintained separately from those of TransDigm, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

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(j)    All financial statements of TransDigm or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from such Originator and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of TransDigm or any Originator or any other Affiliates of TransDigm or any Originator (other than the Seller);
(k)    The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of TransDigm, any Originator or any Affiliates thereof;
(l)    The Seller will strictly observe corporate formalities in its dealings with TransDigm, each Originator and any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of TransDigm, any Originator or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which TransDigm or any Affiliate thereof (other than TransDigm in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of TransDigm, any Originator or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(m)    The Seller will maintain arm’s-length relationships with TransDigm, each Originator and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor TransDigm or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, TransDigm and each Originator will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;
(n)    the Seller shall maintain adequate capital in light of its contemplated business operations;
(o)    decisions with respect to the Seller’s business and daily operations shall be independently made by the Seller and shall not be dictated by any Originator, TransDigm or any of their respective Affiliates (except by TransDigm as a member and/or manager of the Seller in accordance with the Seller’s limited liability company agreement), provided that Servicer shall service the Pool Receivables as contemplated by the Transaction Documents;
(p)    the Seller shall at all times hold itself out to the public under Seller’s own name as a legal entity separate and distinct from its members and managers, TransDigm, each other Originator and each of their respective Affiliates; and
(q)    To the extent not already covered in paragraphs (a) through (p) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the First Tier Purchase and Sale Agreement and Section 6.4 of the Second Tier Purchase and Sale Agreement.

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EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, the Servicer, TransDigm, or any other Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 10 Business Days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two Business Days;
(b)    TransDigm shall resign as Servicer for any reason;
(c)    any representation or warranty made or deemed made by the Seller, TransDigm or any Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, TransDigm or any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for 10 Business Days after the earlier of such Person’s knowledge or notice thereof;
(d)    the Seller or the Servicer shall fail to deliver any Information Package or Interim Report when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days;
(e)    this Agreement (and each Lock-Box Agreement, as applicable) or any purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than Permitted Adverse Claims), or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Administrator, the Purchaser Agents and the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim (other than Permitted Adverse Claims);
(f)    the Seller, TransDigm, Holdings, the Performance Guarantor or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, TransDigm, Holdings, the Performance Guarantor or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, TransDigm, Holdings, the Performance Guarantor or any

V-1

Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(g)    any of the following shall occur:
(i)    if a Subject Performance Trigger Holiday is not then continuing, the Default Ratio shall exceed 3.50%;
(ii)    if a Subject Performance Trigger Holiday is not then continuing, the average Default Ratio for any three consecutive calendar months shall exceed 2.50%;
(iii)    if a Subject Performance Trigger Holiday is not then continuing, the Delinquency Ratio shall exceed 10.00%;
(iv)    if a Subject Performance Trigger Holiday is not then continuing, the average Delinquency Ratio for any three consecutive calendar months shall exceed 9.50%;
(v)    the average Dilution Ratio for any three consecutive calendar months shall exceed 6.00%; or
(vi)    if a Subject Performance Trigger Holiday is not then continuing, the Days’ Sales Outstanding shall exceed 70 days;
(h)    a Change in Control shall occur;
(i)    the Purchased Interest shall exceed 100% for two (2) consecutive Business Days;
(j)    Holdings, TransDigm or any Originator shall fail to make any payment at final stated maturity beyond the applicable grace period with respect to any Material Debt or (ii) the acceleration of the final stated maturity of any such Material Debt, or any event or condition occurs that enables or permits (with the giving of notice, if required) the holder or holders of any such Material Debt or any trustee or agent on its or their behalf to cause any such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) of this paragraph (e) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if such sale or transfer is permitted under the documents providing for such Debt;
(k)    (i) an ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect, (ii) a lien shall arise pursuant to Section 430(k) of the Code or Section 303(k) of ERISA with regard to any assets of the Seller and such lien shall not have been released within five (5) days, (iii) the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Seller, or (iv) a judgment lien shall be imposed on the assets of the Seller in connection with a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Plans or Multiemployer Plans;
(l)    the Seller or TransDigm shall fail to (x) at any time (other than for fifteen (15) Business Days following notice of the death or resignation of any Independent Director) have an Independent Director, that satisfies each element of the definition of Independent Director, on the Seller’s board of directors or (y) notify the Administrator and the Issuer of any replacement or

V-2

appointment of any director that is to serve as an Independent Director on the Seller’s board of directors within ten (10) Business Days of such replacement or appointment;
(m)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Seller, TransDigm, the Performance Guarantor or any Originator shall so assert in writing; or
(n)    the failure by Holdings, TransDigm, the Seller or any material Subsidiary (or any group of Subsidiaries that together would constitute a material Subsidiary) to pay final judgments aggregating in excess of $50,000,000 (or solely with respect to judgments against Seller, $14,425), which final judgments remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed.

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EXHIBIT VI

[Intentionally Omitted]

V-1

SCHEDULE I

COMMITMENTS

Committed Purchaser.    Commitment.

PNC Bank, National Association    $~~250,000,000~~275,000,000
~~Fifth Third~~Wells Fargo Bank, National Association    $~~100,000,000~~175,000,000

Schedule I-1

SCHEDULE II
LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS
[***]
    Schedule II-1

SCHEDULE III

[Intentionally Omitted]

    Schedule III-1

SCHEDULE IV
ADDRESSES FOR NOTICES
[***]

Schedule IV-1

SCHEDULE V
LOCATION OF RECORDS

[***]

Schedule V-1

ANNEX A
FORM OF INFORMATION PACKAGE
(See attached)

Annex A-1

ANNEX B
FORM OF PURCHASE NOTICE

Annex B-1

ANNEX C
FORM OF ASSUMPTION AGREEMENT

Annex C-1

ANNEX D
FORM OF TRANSFER SUPPLEMENT

Annex D-1

ANNEX E
FORM OF PAYDOWN NOTICE

    Annex E-2

ANNEX F
FORM OF COMPLIANCE CERTIFICATE

Annex F-1

ANNEX G-1
FORM OF CASH RELEASE REPORT

Annex G-1-1

ANNEX G-2
FORM OF WEEKLY REPORT

Exhibit B
Funds Flow Memorandum
[See Attached]
    Exhibit B

Exhibit C
Closing Memorandum
[See Attached]
    Exhibit C